 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-222354
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated February 13, 2020
Preliminary Prospectus Supplement
(To prospectus dated June 28, 2018)
Dynex Capital, Inc.
    % Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)
We are offering           shares of our    % Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”).
We will pay cumulative dividends on our Series C Preferred Stock in the amount of  $      per share each year, which is equivalent to the rate of     % of the $25.00 liquidation preference per share. Dividends on our Series C Preferred Stock will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2020, to holders of record on the applicable record date (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date (as defined herein) may be paid on the next succeeding business day) (i) from, and including, the date of original issuance to, but excluding, April 15, 2025, at a fixed rate equal to       % of the $25.00 liquidation preference per share of the Series C Preferred Stock per annum and (ii) from and including April 15, 2025, at a floating rate equal to three-month LIBOR plus a spread of    % per annum of the $25.00 liquidation preference per share of the Series C Preferred Stock per annum. The Series C Preferred Stock has no maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased or converted into common stock pursuant to its terms. Except under circumstances intended to preserve our qualification as a real estate investment trust (“REIT”), for federal income tax purposes, or, in accordance with our articles of incorporation, to avoid penalty taxes in respect of, or protect the tax status of, any real estate mortgage investment conduit (“REMIC”) in which we have or plan to take an interest, the Series C Preferred Stock is not redeemable prior to April 15, 2025. On or after April 15, 2025, at any time and from time to time the Series C Preferred Stock will be redeemable in whole, or in part, at our option, at a cash redemption price of  $25.00 per share, plus any accumulated and unpaid dividends (whether or not declared) to, but not including, the redemption date.
In addition, upon the occurrence of a Change of Control (as defined herein), we may, subject to certain conditions, at our option, redeem the Series C Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred by paying the liquidation preference of  $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. If we exercise our redemption rights relating to the Series C Preferred Stock, the holders of Series C Preferred Stock will not have the conversion rights described below with respect to those shares.
Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we provide notice of our election to redeem the Series C Preferred Stock) to convert all or part of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock equal to the lesser of: (a) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion

Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined herein); and (b)           , or the Share Cap, subject to certain adjustments and subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.
Holders of the Series C Preferred Stock generally have no voting rights, except if we fail to pay dividends for six or more quarterly periods, whether or not consecutive, or with respect to certain specified events. Our Series C Preferred Stock is not subject to any sinking fund. Our Series C Preferred Stock will rank senior to our common stock and equally with our Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) with respect to dividend rights and rights upon liquidation, dissolution or winding up (assuming all of our outstanding Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) is redeemed using the net proceeds from this offering).
We intend to apply to list the Series C Preferred Stock on the New York Stock Exchange (the “NYSE”) under the symbol “DXPrC.” If the application is approved, trading of the Series C Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series C Preferred Stock.
Investing in the Series C Preferred Stock involves risks, including those that are described in the “Risk Factors” section beginning on page S-14 of this prospectus supplement and page 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per share	Total(1)
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us (before expenses)	$	$
(1) Assumes no exercise of the underwriters’ over-allotment option.
We have granted the underwriters the right to purchase up to an additional           shares of Series C Preferred Stock at the public offering price, less the underwriting discount, to cover overallotments within 30 days from the date of this prospectus supplement.
The underwriters expect that the shares will be delivered in global form through the book-entry delivery system of The Depository Trust Company on or about February   , 2020.
Joint Book Running Managers
J.P. Morgan	RBC Capital Markets	Keefe, Bruyette & Woods A Stifel Company
Co-Managers
Ladenburg Thalmann & Co. Inc.	JonesTrading
The date of this prospectus supplement is February  , 2020.

Prospectus supplement
Prospectus

S-i

About this prospectus supplement
You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our Series C Preferred Stock. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of Series C Preferred Stock. The accompanying prospectus contains information about certain of our securities generally, some of which does not apply to the Series C Preferred Stock. This prospectus supplement may add, update or change information contained in, or incorporated by reference in, the accompanying prospectus. If the information in, or incorporated by reference in, this prospectus supplement is inconsistent with any information contained in, or incorporated by reference in, the accompanying prospectus, the information in, or incorporated by reference in, this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See “Where You Can Find More Information” in this prospectus supplement.
You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Series C Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless this prospectus supplement otherwise indicates or the context otherwise requires, all references in this prospectus to the “registrant,” “we,” “us,” “our,” or “the Company” include Dynex Capital, Inc., a Virginia corporation, and any subsidiaries or other entities controlled by us. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the option to purchase additional shares granted to the underwriters is not exercised in whole or in part.

Cautionary statements concerning forward-looking statements
We make forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein and any free writing prospectus that we have authorized for use in connection with this offering within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as, “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “could,” “potential,” “will,” “would” or similar expressions, or the negatives of these terms or other comparable terminology, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:
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Our use of the proceeds from this offering and the redemption of the Series A Preferred Stock;

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Our business and investment strategy, including our ability to generate acceptable risk-adjusted returns and our target investment allocations, and our views on the future performance of mortgage-backed securities (“MBS”) and other investments;

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Our views on conditions in the investment, credit, and derivatives markets;

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Our views on the effect of actual or proposed actions of the U.S. Federal Reserve, the Federal Reserve’s Open Market Committee (“FOMC”), or other central banks with respect to monetary policy (including the targeted Federal Funds Rate), and the potential impact of these actions on interest rates, inflation or unemployment;

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The effect of regulatory initiatives of the Federal Reserve (including the FOMC), other financial regulators, and other central banks;

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Our financing strategy, including our target leverage ratios, our use of to-be-announced dollar roll transactions, and anticipated trends in financing costs, and our hedging strategy, including changes to the derivative instruments to which we are a party, and changes to government regulation of hedging instruments and our use of these instruments;

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Our investment portfolio composition and target investments;

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Our investment portfolio performance, including the fair value, yields, and forecasted prepayment speeds of our investments;

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Our liquidity and ability to access financing, and the anticipated availability and cost of financing;

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Our capital stock activity, including the impact of stock issuances and repurchases;

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The amount, timing, and funding of future dividends;

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Our use of and restrictions on using our tax net operating loss (“NOL”) carryforward;

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The status of pending litigation;

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The competitive environment, including competition for investments and the availability of financing;

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Estimates of future interest expense, including related to the Company’s repurchase agreements and derivative instruments;

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The status and effect of legislative reforms and regulatory rule-making or review processes, and the status of reform efforts and other business developments in the repurchase agreement financing market;

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Market, industry and economic trends, and how these trends and related economic data may impact the behavior of market participants and financial regulators; and

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Market interest rates and market spreads.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many events or factors, not all of which are known to us. Some of these factors are described in “Risk Factors” beginning on page S-14 of this prospectus supplement and under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our other filings under the Exchange Act (which are incorporated by reference into this prospectus supplement). These and other risks, uncertainties and factors could cause our actual results to differ materially from those included in any forward-looking statements we make. All forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and we do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Summary
The following information is qualified in its entirety by the more detailed information and financial statements and notes incorporated by reference into this prospectus supplement and the accompanying prospectus. We encourage you to read this prospectus supplement and the accompanying prospectus, as well as the information which is incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entireties.
The Company
We are an internally managed REIT, which primarily invests in residential and commercial MBS on a leveraged basis. We finance our investments principally with borrowings under repurchase agreements. Our objective is to provide attractive risk-adjusted returns to our shareholders over the long term that are reflective of a leveraged, high quality fixed income portfolio with a focus on capital preservation. We seek to provide returns to our shareholders primarily through the payment of regular dividends and also potentially through capital appreciation of our investments.
We were formed in 1987 and commenced operations in 1988. Our investments consist principally of Agency and non-Agency MBS, including residential MBS (“RMBS”), commercial MBS (“CMBS”) and CMBS interest-only (“IO”) securities. Agency MBS have a guaranty of principal payment by an agency of the U.S. government or a U.S. government-sponsored entity (“GSE”) such as Fannie Mae and Freddie Mac. Non-Agency MBS are issued by non-governmental enterprises and do not have a guaranty of principal payment. CMBS IO securities in which we invest may be issued by a GSE or a non-governmental enterprise. We may also invest in debt securities issued by the United States Department of the Treasury (“the Treasury” and such securities, “U.S. Treasuries”).
Our investment strategy and the allocation of our capital to a particular sector or investment is driven by a “top-down” framework that focuses on the expected risk-adjusted outcome of any investment. Key points of this framework include the following:
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understanding macroeconomic conditions including the current state of the U.S. and global economies;

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understanding the regulatory environment, competition for assets, and the terms and availability of financing;

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sector analysis, including understanding absolute returns, relative returns and risk-adjusted returns;

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security and financing analysis including sensitivity analysis on credit, interest rate volatility, and market value risk; and

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managing performance and inherent portfolio risks, including but not limited to interest rate, credit, prepayment, and liquidity risks.

In allocating our capital and executing our strategy, we seek to balance the risks of owning specific types of investments with the earnings opportunity on the investment. At various times during the last decade, we have allocated capital to a variety of investments including adjustable-rate and fixed-rate Agency RMBS, Agency CMBS, investment grade and unrated non-Agency RMBS and CMBS, Agency and non-Agency CMBS IO, and residual interests in securitized mortgage loans. Our investments in non-Agency MBS are generally higher quality senior or mezzanine classes (typically rated ‘A’ or better by one or more of the nationally recognized statistical rating organizations) because they are typically more liquid (i.e., they are more easily converted into cash either through sales or pledges as collateral for repurchase agreement borrowings) and have less exposure to credit losses than lower-rated non-Agency MBS. We regularly review our existing operations to determine whether our investment strategy or business model should change, including through capital reallocation, changing our targeted investments and shifting our risk position.
We use leverage to enhance the returns on our invested capital by pledging our investments as collateral for borrowings primarily through the use of uncommitted repurchase agreements with major financial institutions and broker-dealers. Repurchase agreements generally have original terms to maturity of overnight to six months, though in some instances we may enter into longer-dated maturities depending on market conditions. We pay interest on our repurchase agreement borrowings at a rate usually based on a spread to a short-term interest rate such as LIBOR and fixed for the term of the borrowing. Borrowings under these repurchase agreements are renewable at the discretion of our lenders and do not contain guaranteed roll-over terms.
Our address and telephone number are 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060 and (804) 217-5800.
Recent developments
We have announced, simultaneous with our announcement of this offering and conditioned upon the closing of this offering, our intention to redeem all of our outstanding Series A Preferred Stock on March 14, 2020. After giving effect to the full redemption of the Series A Preferred Stock, none of our Series A Preferred Stock will remain outstanding and 4,488,330 shares of our Series B Preferred Stock will remain outstanding.
On February 6, 2020, we announced certain unaudited financial results for the quarter and fiscal year ended December 31, 2019, that are incorporated by reference into this prospectus supplement.
The preliminary information and estimates incorporated by reference contain forward-looking statements. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. The preliminary information and estimates have not been compiled or examined by our independent auditors and they are subject to revision as we prepare our financial statements as of and for the year ended December 31, 2019, including all disclosures required by U.S. generally accepted accounting principles (“GAAP”), and as our auditors conduct their audit of these financial statements. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. Factors that could cause our preliminary information and estimates to differ from the indications presented below include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results for the year ended December 31, 2019, (ii) discovery of new information that impacts valuation methodologies underlying these results, (iii) errors in the assessment of preliminary portfolio value, and (iv) discovery of new information that impacts the estimate of projected constant prepayment rates.

The offering
Issuer
Dynex Capital, Inc.
Securities offered
          shares of    % Series C Cumulative Redeemable Preferred Stock.
Option to purchase additional shares
The underwriters may purchase up to an additional          shares of the Series C Preferred Stock within 30 days of the date of this prospectus supplement.
Dividend rate and payment dates
Holders of the Series C Preferred Stock will be entitled to receive cumulative cash dividends at a rate of       % per year of the $25.00 per share liquidation preference (equivalent to $      per year per share).
Dividends will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends payable for any dividend period from and including the original issuance to, but not including, April 15, 2025 (the “Fixed Rate Period”) will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any dividend period on and after April 15, 2025 (the “Floating Rate Period”), will be calculated on the basis of a 360-day year and the number of days actually elapsed. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be February   , 2020. The first dividend payable on April 15, 2020 in the amount of  $      per share will be paid to the persons who are the holders of record of the Series C Preferred Stock at the close of business on the corresponding record date, which will be April 1, 2020.
Liquidation preference
If we liquidate, dissolve or wind up, holders of the Series C Preferred Stock and Series B Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section entitled “Description of the Series C Preferred Stock—Liquidation preference.”
Optional redemption
The Series C Preferred Stock is not redeemable by us prior to April 15, 2025, except under circumstances intended to preserve our qualification as a REIT or, in accordance with our articles of incorporation, to avoid the direct or indirect imposition of a penalty tax in respect of, or protect the tax status of, any of our REMIC interests and except as described below under “—Special optional redemption.” On and after April 15, 2025, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See “Description of the Series C Preferred Stock—Redemption—Optional Redemption.”
Special optional redemption
Upon the occurrence of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of  $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined herein), we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series C Preferred Stock will not have the conversion right described below under “—Conversion rights” with respect to the shares of Series C Preferred Stock called for redemption. Please see the section entitled “Description of the Series C Preferred Stock—Redemption—Special Optional Redemption” in this prospectus supplement.
A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC (the “NYSE American”), or the Nasdaq Stock Market (“Nasdaq”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.
Conversion rights
Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right, subject to our election prior to the Change of Control Conversion Date, to redeem the Series C Preferred Stock in whole or part, as described above under “—Optional redemption” or “—Special optional redemption,” to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series C Preferred Stock, in which case no additional amount for such accrued and unpaid dividends thereon will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•
     (the “Share Cap”), subject to adjustments to the Share Cap for any splits, subdivisions or combinations of our common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.
For definitions of  “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series C Preferred Stock in the event of a Change of Control, and for other important related information, please see the section entitled “Description of the Series C Preferred Stock—Conversion rights.”
No maturity
The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we redeem or repurchase them or they become convertible and are converted as described below under “—Conversion rights.” We are not required to set aside funds to redeem the Series C Preferred Stock.
Restrictions on ownership and
transfer
Our articles of incorporation contain restrictions on the number of shares of our capital stock that a person may own that are intended to assist us in maintaining our qualification as a REIT and restrictions on acquisitions that could result in imposition of a penalty tax or endanger the tax status of one of our REMIC interests. Among other things, our articles of incorporation provide that, subject to exceptions, no person may beneficially or constructively own in excess of 9.8% of our outstanding shares of capital stock. In addition, our articles of incorporation, subject to exceptions, prohibit any person from beneficially owning our shares of capital stock to the extent that such ownership of shares would result in our failure to qualify as a REIT. For more information about these restrictions, see “Description of the Series C Preferred Stock—Restrictions on ownership and transfer” in this prospectus supplement and “Description of our capital stock—Restrictions on ownership and transfer” in the accompanying prospectus.
Ranking
The Series C Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including our Series B Preferred Stock (assuming all of our outstanding Series A Preferred Stock is redeemed using the net proceeds from this offering); (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) junior to all of our existing and future indebtedness, including indebtedness convertible to our common stock or preferred stock, and effectively junior to the indebtedness of our existing subsidiaries and any future subsidiaries. Please see the section entitled “Description of the Series C Preferred Stock—Ranking.”
Further issuances
The articles of amendment establishing the Series C Preferred Stock authorize the issuance of              shares of Series C Preferred Stock, which means that we may issue additional shares of Series C Preferred Stock ranking equally and ratably with the Series C Preferred Stock offered by this prospectus supplement and accompanying prospectus in all respects. Any additional shares of Series C Preferred Stock would form a single series with the Series C Preferred Stock offered by this prospectus supplement and accompanying prospectus and will have the same terms.
Voting rights
Holders of Series C Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series C Preferred Stock (voting separately as a class with all other classes or series of our preferred stock we may issue upon which similar voting rights have been conferred and are exercisable (including holders of our Series B Preferred Stock, if applicable) and which are entitled to vote as a class with the Series C Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series C Preferred Stock, subject to certain limitations described in the section entitled “Description of the Series C Preferred Stock—Voting rights.” In addition, certain changes that would be material and adverse to the rights of holders of the Series C Preferred Stock cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series C Preferred Stock, Series B Preferred Stock and all other series of our preferred stock that we may issue upon which similar voting rights have been conferred and are exercisable, voting separately as a class. If any such changes would be material and adverse to holders of the Series C Preferred Stock and some but not all series of our preferred stock that we may issue upon which similar voting rights have been conferred and are exercisable (excluding our Series B Preferred Stock), a vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and shares of only the series materially and adversely affected would be required. Please see the section entitled “Description of the Series C Preferred Stock—Voting rights.”
Information rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series C Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holders of Series C Preferred Stock, subject to certain exceptions described in this prospectus supplement. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series C Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing
No current market exists for the Series C Preferred Stock. We intend to file an application to list the Series C Preferred Stock on the NYSE. If approved for listing, we expect that trading on the NYSE will commence within 30 days after the date of initial issuance of the Series C Preferred Stock. The underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series C Preferred Stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.
Book-entry and form
The Series C Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).
Use of proceeds
We estimate that the net proceeds for this offering will be approximately $       (or $      if the underwriters exercise their option to purchase additional shares in full). We intend to use the net proceeds from this offering to redeem all of our outstanding Series A Preferred Stock and for general corporate purposes, which may include, among other things, repayment of maturing obligations, capital expenditures and working capital. As of the date of this prospectus supplement, 2,300,000 shares of our Series A Preferred Stock and 4,488,330 shares of our Series B Preferred Stock are outstanding. We have provided the holders of our Series A Preferred Stock with written notice of our election to redeem all of the outstanding shares of our Series A Preferred Stock.
U.S. federal income tax
considerations
For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series C Preferred Stock and any common stock received upon conversion of the Series C Preferred Stock, please see the section entitled “Additional U.S. federal income tax considerations” together with the discussion under the heading “U.S. federal income tax considerations” in the accompanying prospectus.

Risk factors
Investing in our Series C Preferred Stock involves various risks. Risks associated with an investment in our Series C Preferred Stock are described under the caption “Risk factors” beginning on page S-14 below and page 8 of our annual report on Form 10-Kfor the year ended December 31, 2018, which is incorporated by reference herein, for a discussion of risks you should carefully consider before deciding to invest in our Series C Preferred Stock.

Risk factors
An investment in our Series C Preferred Stock involves various risks, including those described below and in the accompanying prospectus and the risks set forth in our annual report on Form 10-K for the year ended December 31, 2018 under Item 1A, “Risk Factors,” which are incorporated by reference in this prospectus supplement. You should carefully consider these risk factors, together with all of the information contained in or incorporated, or deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus, in determining whether to purchase our Series C Preferred Stock.
Risks related to the Series C Preferred Stock and this offering
The Series C Preferred Stock ranks junior to all of our indebtedness and other liabilities and is effectively junior to all indebtedness and other liabilities of our subsidiaries.
In the event of our bankruptcy, liquidation, dissolution or winding up of our affairs, our assets will be available to pay obligations on the Series C Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series C Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series C Preferred Stock. In addition, the Series C Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of  (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and any future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series C Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series C Preferred Stock then outstanding. Thus, the Series C Preferred Stock will be either subordinated or effectively subordinated to all of our indebtedness, which includes our repurchase agreements, interest rate swaps and other financing arrangements. Consequently, in the event of a bankruptcy, liquidation, dissolution or winding up of affairs with respect to us, the holders of any indebtedness will be entitled to payment prior to our obligations on the Series C Preferred Stock. As of December 31, 2019, we had outstanding approximately $4.8 billion of repurchase agreements with original maturities ranging from 30 to 90 days. As of December 31, 2019, our total consolidated liabilities were approximately $4.8 billion. Our consolidated liabilities are likely to increase in the future from the investments of proceeds from this offering and from future offerings of our stock.
Future offerings of debt or senior equity securities may adversely affect the market price of the Series C Preferred Stock.
If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable to the holders of those securities than those of the Series C Preferred Stock with respect to the owners of the Series C Preferred Stock and may result in dilution to owners of the Series C Preferred Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Series C Preferred Stock will bear the risk of our future offerings reducing the market price of the Series C Preferred Stock and the common stock into which the Series C Preferred Stock, in certain circumstances, is convertible and diluting the value of their holdings in us.

We may issue additional shares of Series C Preferred Stock and additional series of preferred stock that rank on parity with the Series C Preferred Stock as to dividend rights, rights upon liquidation or voting rights.
We may issue additional shares of Series C Preferred Stock and additional series of preferred stock that would rank equally to the Series C Preferred Stock as to dividend payments and rights upon our liquidation or dissolution or winding up of our affairs pursuant to our articles of incorporation and the articles of amendment establishing the Series C Preferred Stock (the “Series C articles of amendment”) without any vote of the holders of the Series C Preferred Stock. The issuance of additional shares of Series C Preferred Stock and additional series of parity preferred stock could have the effect of reducing the amounts available to the Series C Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series C Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series C Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends.
In addition, although holders of Series C Preferred Stock are entitled to limited voting rights, as described in “Description of the Series C Preferred Stock—Voting rights,” with respect to such matters, the Series C Preferred Stock will generally vote separately as a class along with all other series of our preferred stock that we may issue upon which similar voting rights have been conferred and are exercisable (including our Series B Preferred Stock, if applicable). As a result, the voting rights of holders of Series C Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote. Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series C Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.
You may not be able to exercise conversion rights upon a Change of Control and, if exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you.
Upon the occurrence of a Change of Control, each holder of the Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock held by such holder as described under “Description of the Series C Preferred Stock—Redemption—Optional Redemption” or “—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption) to convert some or all of such holder’s Series C Preferred Stock into our shares of common stock (or under specified circumstances, the Alternative Conversion Consideration, as defined herein). Notwithstanding that we generally may not redeem the Series C Preferred Stock prior to April 15, 2025, we have a special optional redemption right to redeem the Series C Preferred Stock in the event of a Change of Control, and holders of the Series C Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Please see the sections entitled “Description of the Series C Preferred Stock—Redemption—Special Optional Redemption” and “Description of the Series C Preferred Stock—Conversion rights.”
If we do not elect to redeem the Series C Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights provided for in this prospectus supplement, the holders of Series C Preferred Stock will be limited to a maximum number of shares of our common stock (or, if applicable, the Alternative Conversion Consideration (as defined herein)) equal to           , referred to as the Share Cap, multiplied by the number of shares of Series C Preferred Stock converted. If the Common Stock Price is less than $      (which is    % of the per share closing sale price of our common stock reported on the NYSE on February    , 2020),

subject to adjustment in certain circumstances, the holders of the Series C Preferred Stock will receive a maximum of           shares of our common stock per share of Series C Preferred Stock, which may result in a holder receiving shares of common stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series C Preferred Stock plus any accumulated and unpaid dividends thereon.
The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.
From and after April 15, 2025, the dividend rate for the Series C Preferred Stock will be determined based on three-month LIBOR. In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the Floating Rate Period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance. Although the actual three-month LIBOR on a dividend payment date or at other times during a Dividend Period (as defined herein) may be higher than the three-month LIBOR on the applicable Dividend Determination Date (as defined herein), you will not benefit from the three-month LIBOR at any time other than on the Dividend Determination Date for such Dividend Period. As a result, changes in the three-month LIBOR on and after April 15, 2025 may not result in a comparable change in the market value of the Series C Preferred Stock.
Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the Series C Preferred Stock.
LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. In particular, regulators and law enforcement agencies in the U.K. and elsewhere conducted criminal and civil investigations, which found that banks that contributed information to the British Bankers’ Association (the “BBA”) in connection with the daily calculation of LIBOR were under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks entered into settlements with their regulators and law enforcement agencies with respect to this manipulation of LIBOR. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), are likely to result in changes to the manner in which LIBOR is determined as well as the establishment of alternative reference rates to be utilized as benchmark interest rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. In the United States, the Alternative Reference Rates Committee, which was formed by the Federal Reserve Board and the Federal Reserve Bank of New York has identified the Secured Overnight Financing Rate (“SOFR”) as its preferred alternative rate for USD LIBOR, while the SEC has not yet endorsed any specific alternative rate.
At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the U.K. or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities on which the interest or dividend is determined by reference to LIBOR, such as the Series C Preferred Stock. To the extent the Three-Month LIBOR Rate (as defined below) is discontinued or is no longer quoted, the applicable base rate used to calculate dividend payments on the Series C Preferred Stock during the Floating Rate Period (as defined above) will be determined using the alternative methods described in “Description of the Series C Preferred Stock—Dividends.” Any of these alternative methods may result in dividend payments that are lower than or that do not otherwise correlate over time with the dividend payments that would have been made on the Series C Preferred Stock during the Floating Rate Period if the Three-Month LIBOR Rate was available in its current form. For example, one alternative method sets the dividend rate for a Dividend Period during the Floating Rate Period at the same rate as the then current Dividend Period or, in the case of the first Dividend Period in Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a “benchmark,” such as the Series C Preferred Stock. Please see the section entitled “Description of the Series C Preferred Stock.” Please see the section entitled “Description of the Series C Preferred Stock—Dividends” for additional alternative calculation methods.
The Change of Control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.
The Change of Control conversion feature of the Series C Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series C Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that shareholders may otherwise believe is in their best interests.
As a holder of Series C Preferred Stock, you will have extremely limited voting rights.
Your voting rights as a holder of Series C Preferred Stock will be limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of Series C Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other series of our preferred stock having similar voting rights (including holders of our Series B Preferred Stock, if applicable), two additional directors to our board of directors if we do not pay dividends on the Series C Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), and with respect to voting on amendments to our articles of incorporation or Series C articles of amendment that materially and adversely affect the rights of the holders of Series C Preferred Stock or authorize, increase or create additional classes or series of our shares that are senior to the Series C Preferred Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series C Preferred Stock will not have any voting rights. Please see the section entitled “Description of the Series C Preferred Stock—Voting Rights.”
The Series C Preferred Stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell your shares.
The Series C Preferred Stock is a new issue of securities and currently no market exists for the Series C Preferred Stock. We intend to file an application to list the Series C Preferred Stock on the NYSE. However, we cannot assure you that the Series C Preferred Stock will be approved for listing on the NYSE. Even if so approved, trading of the Series C Preferred Stock on the NYSE is not expected to begin until sometime during the period ending 30 days after the date of initial issuance of the Series C Preferred Stock. In any event, a trading market on the NYSE for the Series C Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to the commencement of any trading on the

NYSE, but are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series C Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of the Series C Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series C Preferred Stock. As a result, the ability to transfer or sell the Series C Preferred Stock and the amount you receive upon any transfer or sale of the Series C Preferred Stock could be adversely affected.
The trading price of the Series C Preferred Stock may be volatile.
If the Series C Preferred Stock is approved for listing, the trading price of the Series C Preferred Stock will depend on many factors, including, without limitation:
•
prevailing interest rates;

•
the market price of our common stock and our Series B Preferred Stock;

•
the market for similar securities;

•
additional issuances by us of shares of our common stock;

•
additional issuances by us of other series or classes of shares of preferred stock;

•
government action or regulation; general economic conditions; and

•
our financial condition, performance and prospects.

Each of these factors, among others, may cause the trading price of the Series C Preferred Stock to fall below the offering price, which could have a material adverse effect on your investment in the Series C Preferred Stock.
If our common stock is delisted, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.
Other than in connection with a Change of Control, the Series C Preferred Stock does not contain provisions that protect you if our common stock is delisted from the NYSE. Since the Series C Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series C Preferred Stock and receive stated dividends on the Series C Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the NYSE, it is likely that the Series C Preferred Stock will be delisted from the NYSE as well. Accordingly, if our common stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.
Our articles of incorporation and the Series C articles of amendment contain restrictions upon ownership and transfer of the Series C Preferred Stock, which may impair the ability of holders to convert Series C Preferred Stock into our common stock upon a Change of Control.
Our articles of incorporation and the Series C articles of amendment contain restrictions on ownership and transfer of our capital stock, including the Series C Preferred Stock, intended to assist us in maintaining our qualification as a REIT for federal income tax purposes, in preserving the tax status of one or more REMICs in which we have or plan to have an interest, and avoiding the imposition of a direct or indirect penalty tax on us. For example, to assist us in qualifying as a REIT, our articles of incorporation prohibit anyone from acquiring or holding, beneficially or constructively, ownership of a number of shares of our capital stock in excess of 9.8% of the outstanding shares of our capital stock. For this purpose the term “ownership” is deemed to include shares constructively owned by a person under the provisions of Section 544 of the Code, as modified in Section 856(h) of the Code, and shares beneficially owned under the provisions of Rule 13d-3 or any successor rule under the Exchange Act. In addition, our articles of incorporation and the Series C articles of amendment provide that an acquisition of shares of our capital stock that could or would endanger the tax status of one or more REMICs in which we have or plan to have an interest or result in the imposition of a direct or indirect penalty tax on us will be void. See “Description of the Series C Preferred Stock—Restrictions on ownership and transfer” in this prospectus supplement. You should consider these ownership limitations prior to your purchase of the Series C Preferred Stock. In addition, the Series C articles of amendment provide that, notwithstanding any other provision of the Series C Preferred Stock, no holder of Series C Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our articles of incorporation, endanger the tax status of one or more REMICs in which we have or plan to have an interest, or result in the imposition of a direct or indirect penalty tax on us, which may limit your ability to convert the Series C Preferred Stock into our common stock upon a Change of Control. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series C Preferred Stock.
The Series C Preferred Stock has not been rated.
We have not sought to obtain a rating for the Series C Preferred Stock, and the Series C Preferred Stock may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series C Preferred Stock or that we may elect to obtain a rating of our Series C Preferred Stock in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series C Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series C Preferred Stock.
Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series C Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series C Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the Series C Preferred Stock.
Our ability to pay dividends is limited by the requirements of Virginia law and our articles of incorporation.
Our ability to pay dividends on our Series C Preferred Stock is limited by the laws of Virginia and our articles of incorporation. Under applicable Virginia law, a Virginia corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the corporation’s articles provide otherwise) the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our Series C Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any series of preferred stock then outstanding, if any, with preferences senior to those of our Series C Preferred Stock.
We cannot assure you that we will be able to pay dividends regularly.
Future distributions on our common stock and preferred stock, including the Series C Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code and our ability to use our tax net operating loss carryforward, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our Series C Preferred Stock on a regular quarterly basis in the future or what the actual distributions will be for any future period.

Use of proceeds
We expect to receive approximately $      in net proceeds from the sale of the shares of our Series C Preferred Stock in this offering (approximately $      if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and the estimated expenses of this offering payable by us.
We intend to use the net proceeds from this offering to redeem all of our outstanding Series A Preferred Stock and for general corporate purposes, which may include, among other things, repayment of maturing obligations, capital expenditures and working capital. As of the date of this prospectus supplement, 2,300,000 shares of our Series A Preferred Stock and 4,488,330 shares of our Series B Preferred Stock are outstanding. We have provided the holders of our Series A Preferred Stock with written notice of our election to redeem all of the outstanding shares of our Series A Preferred Stock.

Description of the Series C Preferred Stock
This description of certain terms of the Series C Preferred Stock supplements, and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus, to which reference is hereby made. The description of certain terms of the Series C Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to, the relevant provisions of our articles of incorporation, the Series C articles of amendment, our bylaws and Virginia law. Copies of our articles of incorporation, the Series C articles of amendment, and our bylaws are available from us upon request. As used under this caption “Description of the Series C Preferred Stock,” references to “us,” “our” and “we” mean Dynex Capital, Inc. excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
General
Our articles of incorporation authorize us to issue up to 90,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more classes or series, with such distinctive designations, rights and preferences as our board of directors may fix in the resolutions providing for the issuance of such class or series. As of the date of this prospectus supplement, 8,000,000 shares of preferred stock are designated as Series A Preferred Stock, 2,300,000 of which are outstanding and 7,000,000 shares of preferred stock are designated as Series B Preferred Stock, 4,488,330 of which are outstanding.
We will file with the Virginia State Corporation Commission articles of amendment creating and establishing the terms of the Series C Preferred Stock. The articles of amendment will authorize the issuance of             shares of Series C Preferred Stock, which means that we may issue additional shares of Series C Preferred Stock ranking equally and ratably with the Series C Preferred Stock offered by this prospectus supplement and accompanying prospectus in all respects. Any additional shares of Series C Preferred Stock would form a single series with the Series C Preferred Stock offered by this prospectus supplement and accompanying prospectus and will have the same terms.
We intend to apply to list the shares of the Series C Preferred Stock on the NYSE under the symbol “DXPrC.” If the application is approved, we expect trading to commence within 30 days after the initial issuance of the shares of Series C Preferred Stock.
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series C Preferred Stock will be Computershare. The Series C articles of amendment will provide that we will maintain an office or agency where shares of Series C Preferred Stock may be surrendered for payment (including redemption), registration of transfer or exchange.
Maturity
The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set aside funds to redeem the Series C Preferred Stock.

Ranking
The Series C Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
(1)
senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)
on a parity with our Series B Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (assuming all of our outstanding Series A Preferred Stock is redeemed using the net proceeds from this offering);

(3)
junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “—Voting Rights” below); and

(4)
junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock), including under our repurchase agreements, and effectively junior to the indebtedness of our existing subsidiaries and any future subsidiaries.

As of December 31, 2019, our total consolidated liabilities were approximately $4.8 billion, all of which rank either senior or effectively senior to the Series C Preferred Stock, and we had outstanding 2,300,000 shares of our Series A Preferred Stock and 4,488,330 shares of our Series B Preferred Stock, each ranking on a parity with the Series C Preferred Stock. We intend to use the net proceeds from this offering to redeem all of our outstanding Series A Preferred Stock and a portion of our outstanding Series B Preferred Stock.
Dividends
Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series C Preferred Stock during the Fixed Rate Period will be at the rate of     % of the $25.00 per share of Series C Preferred Stock per annum (equivalent to $      per year per share). During the Floating Rate Period, dividends on the Series C Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference per share of Series C Preferred Stock equal to an annual floating rate of the Three-Month LIBOR Rate (as defined below) plus a spread of    %. Dividends on the Series C Preferred Stock shall accumulate daily and be cumulative from, and including, the date of original issue and shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the Series C articles of amendment, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. The first dividend on the Series C Preferred Stock is scheduled to be paid on April 15, 2020 in the amount of  $      per share, and that dividend will be paid to the persons who are the holders of record of the Series C Preferred Stock at the close of business on the corresponding record date, which will be April 1, 2020. Any dividend payable on the Series C Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series C Preferred Stock at the close of business on the applicable record date, which shall be the first day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us or a Calculation Agent (as defined below), as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:
•
LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or

•
if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m.(London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for three-month deposits in U.S. dollars, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates or display page, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.

Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that LIBOR has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate or spread thereon if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.
“Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.
“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.
“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series C Preferred Stock to, but excluding, April 15, 2020 (short Dividend Period).
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
No dividends on shares of Series C Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors—Our ability to pay dividends is limited by the requirements of Virginia law and our articles of incorporation” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series C Preferred Stock.
Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears, and holders of the Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future distributions on our common stock and preferred stock, including the Series C Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code and our ability to use our tax net operating loss carryforward, any debt service requirements and any other factors our board of directors deems relevant.

Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.
Unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series C Preferred Stock (including our Series B Preferred Stock) as to dividends or upon liquidation. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series C Preferred Stock (including our Series B Preferred Stock) as to dividends or upon liquidation. In addition, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series C Preferred Stock (including our Series B Preferred Stock) as to dividends or upon liquidation shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, for the surrender of shares of our common stock to us to satisfy tax withholding or similar obligations in connection with restricted stock granted under an equity compensation or incentive plan and for transfers made pursuant to the provisions of our articles of incorporation relating to restrictions on ownership and transfers of our capital stock).
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock, Series B Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to dividends (including our Series B Preferred Stock) with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series C Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.
Liquidation preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our stock we may issue ranking senior to the Series C Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of  $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock we may issue that ranks junior to the Series C Preferred Stock as to liquidation rights.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series C Preferred Stock, the Series B Preferred Stock and the

corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series C Preferred Stock in the distribution of assets, then the holders of the Series C Preferred Stock, the Series B Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of Series C Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
Redemption
The Series C Preferred Stock is not redeemable by us prior to April 15, 2025, except as described below under “—Special Optional Redemption” and except that, as provided in the Series C articles of amendment, we may purchase or redeem shares of the Series C Preferred Stock prior to that date in order to preserve our qualification as a REIT, or, in accordance with our articles of incorporation, to avoid the direct or indirect imposition of a penalty tax in respect of, or protect the tax status of, any of our REMIC interests. Please see the section entitled “Description of Our Capital Stock—Restrictions on ownership and transfer” in the accompanying prospectus.
Optional Redemption.   On and after April 15, 2025, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of  $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If we elect to redeem any shares of Series C Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.
Special Optional Redemption.   Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of  $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series C Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion rights” with respect to the shares called for redemption. If we elect to redeem any shares of the Series C Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.
A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Redemption Procedures.   In the event we elect to redeem Series C Preferred Stock, the notice of redemption will be mailed to each holder of record of Series C Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:
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the redemption date;

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the number of shares of Series C Preferred Stock to be redeemed;

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the redemption price;

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the place or places where certificates (if any) for the Series C Preferred Stock are to be surrendered for payment of the redemption price;

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that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

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whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “—Special Optional Redemption”;

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if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

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if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series C Preferred Stock being so called for redemption will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and that each share of Series C Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the Series C Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given.
Holders of Series C Preferred Stock to be redeemed shall surrender the Series C Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series C Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series C Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series C Preferred Stock, those shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends thereon, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares).
Immediately prior to any redemption of Series C Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends through and including the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series C Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of Series C Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase, redemption or acquisition by us of shares of Series C Preferred Stock to preserve our REIT status or, in accordance with our articles of incorporation, avoid the direct or indirect imposition of a penalty tax in respect of, or protect the tax status of, any of our REMIC interests or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.
Subject to applicable law, we may purchase shares of Series C Preferred Stock in the open market, by tender or by private agreement. Any shares of Series C Preferred Stock that we acquire may be retired and re-classified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.
Conversion rights
Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock held by such holder as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption) to convert some or all of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
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          (the “Share Cap”), subject to certain adjustments as described below.

Anything in the Series C articles of amendment to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series C Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed           shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series C Preferred Stock is exercised, not to exceed           shares of our common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C Preferred Stock will receive upon conversion of such Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series C Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series C Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right;

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the method and period for calculating the Common Stock Price;

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the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series C Preferred Stock, holders will not be able to convert the shares of Series C Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;

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the name and address of the paying agent, transfer agent and conversion agent for the Series C Preferred Stock;

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the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

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the last date on which holders of Series C Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series C Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series C Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of

Control Conversion Date, the shares of Series C Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
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the relevant Change of Control Conversion Date;

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the number of shares of Series C Preferred Stock to be converted; and

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that the Series C Preferred Stock is to be converted pursuant to the applicable provisions of the Series C Preferred Stock.

The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal United States securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a United States securities exchange.
Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
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the number of withdrawn shares of Series C Preferred Stock;

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if certificated Series C Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and

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the number of shares of Series C Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series C Preferred Stock are held in book-entry form through the DTC or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock, as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case only the shares of Series C Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series C

Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “— Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series C Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series C Preferred Stock, no holder of Series C Preferred Stock will be entitled to convert such Series C Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our articles of incorporation and the Series C articles of amendment, unless we provide an exemption from this limitation to such holder. Please see the section entitled “—Restrictions on ownership and transfer” below and “Description of Our Capital Stock—Restrictions on ownership and transfer” in the accompanying prospectus.
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—You may not be able to exercise conversion rights upon a Change of Control and, if exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you” and “Risk Factors—Our articles of incorporation and the Series C articles of amendment will contain restrictions upon ownership and transfer of the Series C Preferred Stock, which may impair the ability of holders to convert Series C Preferred Stock into our common stock upon a Change of Control.”
Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting rights
Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below or as otherwise required by law.
Whenever dividends on any shares of Series C Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of the Series B Preferred Stock or the holders of any other class or series of our preferred stock we may issue upon which similar voting rights have been conferred and are exercisable and with which the Series C Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series C Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which similar voting rights have been conferred and are exercisable (including holders of our Series B Preferred Stock, if applicable) and which are entitled to vote as a class with the Series C Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock or by the holders of any other class or series of preferred stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series C Preferred Stock for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series C Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which similar voting rights have been conferred and are exercisable, any directors elected by holders of the Series C Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series C Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.
If a special meeting is not called by us within 30 days after request from the holders of Series C Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series C Preferred Stock may designate a holder to call the meeting at our expense.
On each matter on which holders of Series C Preferred Stock are entitled to vote, each share of Series C Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series C Preferred Stock as a single class on any matter, the Series C Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
So long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with the holders of the Series B Preferred Stock and all series of parity preferred stock that we may issue upon which similar voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series C Preferred Stock; provided, further that if an Event set forth in (b) above affects materially and adversely any right, preference, privilege or voting power of the Series C Preferred Stock but not all of the series of our preferred stock that we may issue upon which similar voting rights have been conferred and are exercisable (excluding our Series B Preferred Stock), the vote or consent that is required will be the vote or consent of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock and all such other series so affected; and, provided further, that any increase in the amount of the authorized preferred stock, including the Series C Preferred Stock, or the creation or issuance of any additional shares of common stock, Series B Preferred Stock, Series C Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series C Preferred Stock that we may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
Except as expressly stated in the Series C articles of amendment or as may be required by applicable law, the Series C Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.
Information rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series C Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series C Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series C Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on ownership and transfer
To assist us in qualifying as a REIT, our articles of incorporation and the Series C articles of amendment prohibit anyone from acquiring or holding, beneficially or constructively, ownership of a number of shares of our capital stock in excess of 9.8% of the outstanding shares. For this purpose the term “ownership” is deemed to include shares constructively owned by a person under the provisions of Section 544 of the Code, as modified in Section 856(h) of the Code, and shares beneficially owned under the provisions of Rule 13d-3 or any successor rule under the Exchange Act.
The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its shareholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.
Any transfer of shares of Series C Preferred Stock that would cause us to be disqualified as a REIT will be null and void, and the intended transferee (the “purported transferee”) will acquire no rights to those shares. In addition, no holder of Series C Preferred Stock will be entitled to convert the Series C Preferred Stock into our common stock upon a Change of Control to the extent that receipt of our common stock would cause the holder to beneficially or constructively own stock exceeding either of the 9.8% ownership thresholds unless we provide an exemption from these ownership limitations to such holder at our sole discretion.
Shares of Series C Preferred Stock which, but for the provisions of Article VI of our articles of incorporation, would be owned by a person or persons acting as a group and would, at any time, be in excess of the 9.8% ownership limit will constitute “Excess Shares.” At the discretion of our board of directors, all Excess Shares may be redeemed by us. We will provide written notice of redemption to the holder of the Excess Shares not less than one week prior to the redemption date (the “Redemption Date”) determined by the board of directors and included in the notice of redemption. The redemption price to be paid for Excess Shares will be equal to (a) the closing price of those shares on the principal national securities exchange on which the shares are listed or admitted to trading on the last business day prior to the Redemption Date, or (b) if the redemption price is not determinable in accordance with clause (a) of this sentence, the net asset value of the shares determined in good faith by the board of directors and in accordance with the Virginia Stock Corporation Act. From and after the Redemption Date, the holder of any Excess Shares called for redemption shall cease to be entitled to any distributions and other benefits with respect to those shares, except the right to payment of the redemption price.
Our board of directors in its discretion may exempt from the 9.8% ownership limit ownership of designated shares of our capital stock by a person who has provided our board of directors with evidence and assurances acceptable to the board of directors that our qualification as a REIT would not be jeopardized by such ownership. At present, we do not intend to exempt any purchaser of our Series C Preferred Stock from the 9.8% ownership limit.
In addition, any acquisition of shares of our capital stock, including the Series C Preferred Stock, that could or would result in the imposition of a penalty tax (a “Penalty Tax”) on us (including the imposition of an entity-level tax on one or more REMICs in which we have acquired or plan to acquire an interest) or endanger the tax status of one or more REMICs in which we have acquired or plan to acquire an interest will be null and void to the fullest extent permitted by law, and the intended transferee (the “purported transferee”) will be deemed never to have had an interest in such shares. In addition, to avoid a Penalty Tax or the endangerment of the tax status of one or more REMICs in which we have acquired or plan to acquire an interest, we may redeem shares of our capital stock in the same manner as described with respect to Excess Shares.
For further information regarding restrictions on ownership and transfer of the Series C Preferred Stock, please see the section entitled “Description of Our Capital Stock—Restrictions on ownership and transfer” in the accompanying prospectus.
Preemptive rights
No holders of the Series C Preferred Stock will, as holders of Series C Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or our any other security.
Book-entry procedures
DTC will act as securities depositary for the Series C Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series C Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series C Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series C Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series C Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When you purchase shares of Series C Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series C Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series C Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series C Preferred Stock are credited.
You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series C Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our articles of incorporation (including the Series C articles of amendment), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series C Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series C Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series C Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series C Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series C Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series C Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global clearance and settlement procedures
Initial settlement for the Series C Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Transfer agent and registrar
The transfer agent and registrar for the Series C Preferred Stock is Computershare. Its principal business address is 480 Washington Boulevard, 29th Floor, Jersey City, New Jersey 07310, and its telephone number is (201) 680-4000.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a supplement to, and is intended to be read together with, the discussion under the heading “U.S. federal income tax considerations” included in the accompanying prospectus. Terms used in this section but not defined in this section have the meanings ascribed to them elsewhere in this prospectus supplement or in the accompanying prospectus. You should refer to the discussion in the accompanying prospectus under “U.S. federal income tax considerations” for a discussion of the tax consequences of our election to be taxed as a REIT and the tax consequences to owners of shares of our stock. The following is a summary of certain additional material U.S. federal income tax considerations related to the acquisition, ownership and disposition of Series C Preferred Stock. This summary is provided on the same basis and subject to the same qualifications as are set forth in the paragraphs under the heading “U.S. federal income tax considerations” in the accompanying prospectus as if those paragraphs were set forth in this prospectus supplement. In addition to the limitations set forth in the accompanying prospectus, this discussion does not apply to investors that are other REITs or regulated investment companies for U.S. federal income tax purposes, investors subject to the special tax accounting rules under section 451(b) of the Code, or investors that are traders in securities that elect to use a mark to market method of accounting for securities holdings.
The following discussion supplements, and to the extent inconsistent supersedes, the discussion under the heading “U.S. federal income tax considerations—Taxation of taxable U.S. holders of stock” in the accompanying prospectus.
Taxation of Distributions. Our earnings and profits generally will be allocated first to distributions on shares of our preferred stock before being allocated to distributions on our common stock. In addition, the 20% pass-through deduction is subject to certain holding period requirements.
Allocation of Capital Gain Dividends to Holders of Series C Preferred Stock. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of the Series C Preferred Stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of the Series C Preferred Stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our stock for the year.
Taxation of U.S. Holders on the Redemption of Series C Preferred Stock. A redemption of shares of Series C Preferred Stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described under “U.S. federal income tax considerations—Taxation of taxable U.S. holders of stock” in the accompanying prospectus) unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. A redemption of shares of Series C Preferred Stock generally will be treated as a sale or exchange of the redeemed shares if it, within the meaning of Section 302(b) of the Code:
•
is “substantially disproportionate” with respect to the U.S. holder;

•
results in a “complete termination” of the U.S. holder’s stock interest in us; or

•
is “not essentially equivalent to a dividend” with respect to the U.S. holder.

In determining whether any of these tests have been met, shares of stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to a U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption of shares of the Series C Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “U.S. federal income tax considerations—Taxation of taxable U.S. holders” in the accompanying prospectus. A U.S. holder’s adjusted tax basis in the redeemed shares of the Series C Preferred Stock will be transferred to the U.S. holder’s remaining shares of our stock, if any. If the U.S. holder owns no other shares of our stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. With respect to a redemption of our Series C Preferred Stock that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of stock that were acquired at different prices and thus have different bases.
If a redemption of shares of Series C Preferred Stock is not treated as a distribution, it will be treated as a taxable sale or exchange of the redeemed shares in the manner described under “U.S. federal income tax considerations—Taxation of taxable U.S. holders of stock—Taxation of U.S. holders on the disposition of stock” in the accompanying prospectus.
Taxation of U.S. Holders upon the Conversion of Series C Preferred Stock. Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of Series C Preferred Stock into our common stock, and (ii) a U.S. holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted Series C Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series C Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the Series C Preferred Stock for more than one year at the time of conversion. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of the Series C Preferred Stock for cash or other property.
In addition, if a holder receives the Alternative Form Consideration (in lieu of shares of our common stock) in connection with the conversion of the holder’s shares of the Series C Preferred Stock (see “Description of the Series C Preferred Stock—Conversion rights”), the tax treatment of the receipt of any such other consideration depends on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. U.S. holders converting their shares of Series C Preferred Stock into Alternative Form Consideration should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the Alternative Form Consideration received upon any such conversion.
The following discussion supplements, and to the extent inconsistent supersedes, the discussion under the heading “U.S. Federal Income Tax considerations—Taxation of non-U.S. holders” in the accompanying prospectus.
Our earnings and profits generally will be allocated first to distributions on shares of our preferred stock before being allocated to distributions on our common stock.

A non-U.S. holder could recognize gain or loss upon the conversion of our Series C Preferred Stock into our common stock, if our Series C Preferred Stock constituted a “United States real property interest.” See “U.S. federal income tax considerations—Taxation of non-U.S. holders” in the accompanying prospectus. However, gain would not be recognized if our common shares also constitute a United States real property interest provided certain reporting requirements are satisfied. A holder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted Series C Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash or adjusted to the extent that a non-U.S. holder’s disposition of the Series C Preferred stock is treated as a disposition of a United States real property interest). In addition, even though we expect our shares of Series C Preferred stock to be listed for trading, no assurance can be given that they will be treated as “regularly traded” on an established securities market for FIRPTA purposes.
Under current Treasury regulations, information reporting and backup withholding will not generally apply to payments on the Series C Preferred Stock made by us or our paying agent (in its capacity as such) to a non-U.S. holder, or on payments of sales proceeds upon a disposition of Series C Preferred Stock, if such holder has provided the proper certification that it is a non-U.S. holder (generally, the appropriate IRS Form W-8BEN). Non-U.S. holders are encouraged to consult their own tax advisors with respect to the potential for information reporting and backup withholding.
The following discussion supersedes in its entirety the discussion under the heading “U.S. federal income tax considerations—Foreign accounts” in the accompanying prospectus.
Under Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally maybe imposed on dividends on, and gross proceeds from the sale or other disposition of, our Series C Preferred Stock paid to (a) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to dividends on our Series C Preferred Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition our Series C Preferred Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. We will not pay any additional amounts in respect of any amounts withheld. Non-U.S. holders are encouraged to consult their tax advisors regarding the effect, if any, of the FATCA rules based on their particular circumstances.

UNDERWRITING
J.P. Morgan Securities LLC, RBC Capital Markets LLC and Keefe, Bruyette & Woods, Inc. are acting as joint book-runners and representatives of the underwriters of the shares of Series C Preferred Stock being offered to the public in this offering. Subject to the terms and conditions contained in the underwriting agreement dated           , 2020, the underwriters have agreed, severally, and not jointly, to purchase from us the respective number of shares of Series C Preferred Stock shown opposite their names below:
Underwriter	Number of Shares
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Keefe, Bruyette & Woods, Inc.
Ladenburg Thalmann & Co. Inc.
JonesTrading Institutional Services LLC
Total
The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in the offering of shares to the public are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase and accept delivery of all the shares if they purchase any of the shares offered for sale to the public.
We have granted the underwriters the right to purchase up to an additional           shares of Series C Preferred Stock at the public offering price, less the underwriting discount, to cover overallotments within 30 days from the date of this prospectus supplement.
The underwriters propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the shares to dealers at the public offering price less a concession fee not to exceed $      per share. The underwriters may allow, and dealers may re-allow, a concession not to exceed $      per share on sales to other dealers. After the initial offering of the shares to the public, the representatives may change the public offering price and concessions. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to withdraw cancel or modify offers to the public and reject any order in whole or in part.
We estimate that our total expenses for this offering, excluding the underwriting discount, will be $      .
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of those liabilities. For a period ending upon the earlier of the date that is 30 days after the date of this prospectus supplement and the date all of the additional Series C Preferred Stock purchased pursuant to the underwriters’ option described above have been delivered to the underwriters, we have agreed that we will not offer, sell, contract to sell, pledge, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any securities substantially similar to the Series C Preferred Stock, or any securities convertible into or exercisable or exchangeable for, or represent rights to receive, shares of the Series C Preferred Stock or securities substantially similar to the Series C Preferred Stock, or file with the SEC a registration statement under the Securities Act with respect to the foregoing, or publicly disclose the intention to do any of the foregoing, or enter into swaps or similar arrangements having similar economic consequences without the prior written consent of the representatives. The foregoing sentence shall not apply to the shares sold in this offering.
In connection with the offering, the underwriters may purchase and sell shares of our Series C Preferred Stock in the open market. These transactions may include short sales and stabilizing transactions. Short sales involve syndicate sales of Series C Preferred Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. Stabilizing transactions consist of certain bids for or purchases of shares made for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the Series C Preferred Stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
The underwriters have from time to time performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us for which they have received or will receive customary fees and expenses. In addition, we are parties to master repurchase agreements with J.P. Morgan Securities LLC and its affiliates.
We expect that delivery of the Series C Preferred Stock will be made to investors on or about           , 2020, which will be the      business day following the date of this prospectus supplement (such settlement being referred to as “T+      ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series C Preferred Stock prior to February      , 2020, will be required, by virtue of the fact that the Series C Preferred Stock initially settle in T+      , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series C Preferred Stock who wish to trade the Series C Preferred Stock prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS
The validity of our Series C Preferred Stock offered by this prospectus supplement and certain legal matters in connection with the offering of the Series C Preferred Stock will be passed on for us by Mayer Brown LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cooley LLP, New York, New York.
EXPERTS
The financial statements as of December 31, 2018, and 2017, and for each of the three years in the period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Dynex Capital, Inc., that file electronically with the SEC. The public may obtain any documents that we file with the SEC at www.sec.gov. We also make available free of charge on or through our internet website (www.dynexcapital.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We are not incorporating by reference into this prospectus supplement the information on our website, and you should not consider our website to be a part of this prospectus supplement.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we have filed with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will update and supersede this information.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of securities covered by this prospectus supplement and the accompanying prospectus is complete:
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Annual Report on Form 10-K for the period ended December 31, 2018, filed on February 27, 2019 (including the portions of our Proxy Statement on Schedule 14A, filed on March 28, 2019, incorporated by reference therein);

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Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, filed on May 3, 2019, June 30, 2019, filed on August 6, 2019, and September 30, 2019, filed on November 5, 2019;

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Current Reports on Form 8-K, filed on May 16, 2019 (as amended), May 31, 2019, June 13, 2019, June 26, 2019, and February 6, 2020 (the information provided in Item 2.02 of this report, including Exhibit 99.1, shall be deemed to be “filed” for the purposes of this prospectus supplement); and

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The description of our capital stock included in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on January 17, 1989, including any amendment or report filed for the purpose of updating that description.

You may obtain copies of these documents at no cost by writing or telephoning us at the following address:
Investor Relations
Dynex Capital, Inc.
4991 Lake Brook Drive, Suite 100
Glen Allen, VA 23060
(804) 217-5800

Prospectus
$500,000,000
Dynex Capital, Inc.
Common stock
Preferred stock
Debt securities
Warrants
Shareholder rights
Units
We intend to offer and sell from time to time the debt and equity securities described in this prospectus:
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shares of our common stock;

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shares of our preferred stock;

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debt securities;

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warrants to purchase shares of our common stock, our preferred stock or our debt securities;

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rights issuable to our shareholders to purchase shares of our common stock or our preferred stock, to purchase warrants exercisable for shares of our common stock or our preferred stock, or to purchase units consisting of two or more of the foregoing, and

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units consisting of two or more of the foregoing.

The total offering price of the securities described in this prospectus will not exceed $500,000,000 in the aggregate. We will provide the specific terms of any securities we may offer in prospectus supplements to this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before deciding to invest in these securities.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “DX,” our 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) is listed on the NYSE under the symbol “DXPRA”, and our 7.625% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) is listed on the NYSE under the symbol “DXPRB.” We may make any sales of our common stock, our Series A Preferred Stock or our Series B Preferred Stock under this prospectus, if any, on or through the facilities of the NYSE, to or through a market maker, or to or through an electronic communications network, at market prices prevailing at the time of sale, or in any other manner permitted by law (including, without limitation, privately negotiated transactions).
To assist us in qualifying as a real estate investment trust for federal income tax purposes, no person may own more than 9.8% of the outstanding shares of our capital stock, unless our Board of Directors waives this limitation.
We may offer these securities directly, through agents designated by us from time to time, or to or through underwriters or dealers.
Our principal executive offices are located at 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060. Our telephone number is (804) 217-5800.
Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 9 of this prospectus for information regarding risks associated with an investment in our securities before you invest.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 28, 2018.

About this prospectus
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If the SEC’s rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement for a complete description. You should rely only on the information in our prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any jurisdiction where the offer is prohibited by law. You should not assume that the information in our prospectus or any incorporated document is accurate as of any date other than the date of the document. Our business, financial condition, results of operations and prospects may have changed since that date.
We may sell, from time to time, in one or more offerings, any combinations of the securities described in this prospectus. The total dollar amount of the securities sold under this prospectus will not exceed $500,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
When used in this prospectus, the terms “Dynex”, “company,” “issuer,” “we,” “our,” and “us” refer to Dynex Capital, Inc. and its consolidated subsidiaries, unless otherwise specified.
Where you can find more information
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials that we file with the SEC without charge at the public reference room of the SEC, 100 F Street, N.W., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Dynex Capital, Inc., that file electronically with the SEC. The public may obtain any documents that we file with the SEC at www.sec.gov.
Our common stock, our Series A Preferred Stock and our Series B Preferred Stock are listed on the NYSE under the symbols “DX”, “DXPRA” and “DXPRB”, respectively. All reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Finally, we maintain an internet website where you can find additional information. The address of our internet website is http://www.dynexcapital.com. All internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet website, or any other internet website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or other offering materials.

Incorporation of information by reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):
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Our Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 5, 2018;

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Our Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed on May 8, 2018;

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Our Current Reports on Form 8-K filed on March 16, 2018 and May 21, 2018; and

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The description of our common stock included in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on January 17, 1989, the description of our Series A Preferred Stock included in our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on August 1, 2012, and the description of our Series B Preferred Stock included in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on April 17, 2013, including any amendment or report filed for the purpose of updating any of these descriptions.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to:
Investor Relations Officer
Dynex Capital, Inc.
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia 23060
(804) 217-5800

Cautionary statement about forward-looking statements
Certain written statements we make in this prospectus, and in our other filings with the SEC that are incorporated herein by reference, that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. All statements contained or incorporated by reference in this prospectus addressing our future results of operations and operating performance, events, or developments that we expect or anticipate will occur in the future, including, but not limited to, statements relating to investment strategies, changes in net interest income, investment performance, earnings or earnings per share, the interest rate environment, capital raising strategies and activities, economic conditions and outlook, expected impact of hedging transactions, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements.
You can generally identify forward-looking statements as statements containing the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “continue,” “should,” “may” or other similar expressions. Forward-looking statements are based on our current beliefs, assumptions and expectations of our future performance as of the date the statements are made, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. We caution readers not to place undue reliance on our forward-looking statements, which are not historical facts and may be based on assumptions and expectations that do not materialize.
We may make forward-looking statements in this prospectus, and in our other filings with the SEC that are incorporated herein by reference, regarding:
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Our business and investment strategy including our ability to generate acceptable risk-adjusted returns and our target investment allocations;

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Our views on conditions in the investment, credit and derivatives markets;

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Our views on the effect of actual or proposed actions of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and its Federal Open Market Committee (the “FOMC”) or other central banks with respect to monetary policy (including the targeted Federal Funds Rate), and the potential impact of these actions on interest rates, inflation or unemployment;

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The effect of regulatory initiatives of the Federal Reserve (including the FOMC), other financial regulators, and other central banks;

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Our financing strategy including our target leverage ratios, our use of to-be-announced, or TBA, forward contracts in dollar roll transactions, and anticipated trends in financing costs, and our hedging strategy including changes to the derivative instruments to which we are a party, and changes to government regulation of hedging instruments and our use of these instruments;

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Our investment portfolio composition and target investments;

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Our investment portfolio performance, including the fair value, yields and forecasted prepayment speeds of our investments;

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Our liquidity and ability to access financing, and the anticipated availability and cost of financing;

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Our stock repurchase activity and the impact of stock repurchases;

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Our intention and ability to pay dividends in the future;

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Our use of and restrictions on using our tax net operating loss (“NOL”) carryforward;

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The status of pending litigation;

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The competitive environment in the future, including competition for investments and the availability of financing;

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Estimates of future interest expenses, including related to our repurchase agreements and derivative instruments;

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The status and effect of legislative reforms and regulatory rule-making or review processes and the status of reform efforts and other business developments in the repurchase agreement financing market;

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Market, industry and economic trends, and how these trends and related economic data may impact the behavior of market participants and financial regulators; and

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Market interest rates and market spreads.

While it is not possible to identify all factors, some of the factors that may cause actual results to differ from historical results or from any results expressed or implied by forward-looking statements, or that may cause our projections, assumptions, expectations or beliefs to change, include the following:
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The risks and uncertainties referenced in this prospectus, or in our other filings with the SEC that are incorporated herein by reference, particularly those set forth under the heading “Risk Factors” herein and in our most recent Annual Report on Form 10-K under Item 1A, “Risk Factors”;

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Our ability to find suitable reinvestment opportunities;

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Changes in domestic economic conditions;

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Changes in interest rates and interest rate spreads, including the repricing of interest-earning assets and interest-bearing liabilities;

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Our investment portfolio performance particularly as it relates to cash flow, prepayment rates and credit performance;

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The impact on markets and asset prices from the Federal Reserve’s balance sheet normalization process through the reduction in its holdings of Agency residential mortgage-backed securities and U.S. Treasuries;

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Actual or anticipated changes in Federal Reserve monetary policy or the monetary policy of other central banks;

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Adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies including in particular China, Japan, the European Union, and the United Kingdom;

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Uncertainty concerning the long-term fiscal health and stability of the United States;

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The cost and availability of financing, including the future availability of financing due to changes to regulation of, and capital requirements imposed upon, financial institutions;

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The cost and availability of new equity capital;

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Changes in our use of leverage;

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Changes to our investment strategy, operating policies, dividend policy or asset allocations;

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The quality of performance of third-party servicer providers of our loans and loans underlying our securities;

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The level of defaults by borrowers on loans we have securitized;

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Changes in our industry;

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Increased competition;

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Changes in government regulations affecting our business;

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Changes or volatility in the repurchase agreement financing markets and other credit markets;

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Changes to the market for interest rate swaps and other derivative instruments, including changes to margin requirements on derivative instruments;

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Uncertainty regarding continued government support of the U.S. financial system and U.S. housing and real estate markets; or to reform the U.S. housing finance system including the resolution of the conservatorship of Fannie Mae and Freddie Mac;

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The composition of the Board of Governors of the Federal Reserve System;

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Ownership shifts under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), that further limit the use of our tax NOL carryforward; and

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Exposure to current and future claims and litigation.

These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
We are including this cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf. Any forward-looking statements should be considered in context with the various disclosures made by us about our business in our public filings with the SEC, including without limitation the risk factors described above and those described in “Risk Factors” beginning on page 9.

Our company
We are an internally managed mortgage real estate investment trust, or mortgage REIT, which primarily invests in residential and commercial mortgage backed securities, or MBS. Our objective is to provide attractive risk-adjusted returns to our shareholders over the long term that are reflective of a leveraged, high quality fixed income portfolio with a focus on capital preservation. We seek to provide returns to our shareholders primarily through regular quarterly dividends and also through capital appreciation.
Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “DX.” We also have two series of preferred stock outstanding, our 8.50% Series A Cumulative Redeemable Preferred Stock which is traded on the NYSE under the symbol “DXPRA,” and our 7.625% Series B Cumulative Redeemable Preferred Stock which is traded on the NYSE under the symbol “DXPRB.”
We invest in Agency and non-Agency MBS consisting of residential MBS, or RMBS, commercial MBS, or CMBS, and CMBS interest-only, or IO, securities. Agency MBS have a guaranty of principal payment by an agency of the U.S. government or a U.S. government-sponsored entity, or GSE, such as Fannie Mae and Freddie Mac. Non-Agency MBS have no such guaranty of payment. Our investments in non-Agency MBS are generally higher quality senior or mezzanine classes (typically rated ‘A’ or better by one or more of the nationally recognized statistical rating organizations) because they are typically more liquid (that is, they are more easily converted into cash either through sales or pledges as collateral for repurchase agreement borrowings) and have less exposure to credit losses than lower-rated non-Agency MBS. We may also invest in debt securities, or U.S. Treasuries, issued by the United States Department of the Treasury.
RMBS. The majority of our RMBS are Agency issued securities collateralized primarily by fixed-rate single family mortgage loans. The remainder of our RMBS portfolio is collateralized by adjustable-rate mortgage loans, or ARMs, which have interest rates that generally adjust at least annually to an increment over a specified interest rate index and hybrid ARMs, which are loans that have a fixed rate of interest for a specified period (typically three to ten years) and then adjust their interest rate at least annually to an increment over a specified interest rate index (primarily one-year LIBOR).
We also purchase to-be-announced securities, or TBAs or TBA securities, as a means of investing in and financing non-specified fixed-rate Agency RMBS. A TBA security is a forward contract, or TBA contract, for the purchase (“long position”) or sale (“short position”) of a fixed-rate Agency MBS at a predetermined price with certain principal and interest terms and certain types of collateral, but the particular Agency securities to be delivered are not identified until shortly before the settlement date. Our purchases of TBA securities are financed by executing a series of transactions which effectively delay the settlement of a forward purchase of a non-specified Agency RMBS by entering into an offsetting TBA short position, net settling the paired-off positions in cash, and simultaneously entering into an identical TBA long position with a later settlement date. We refer to these net long positions in TBA securities as “dollar roll positions” and view them as economically equivalent to investing in and financing Agency RMBS using short-term repurchase agreements. TBA securities purchased for a forward settlement month are generally priced at a discount relative to TBA securities sold for settlement in the current month. This discount, often referred to as “drop income,” represents the economic equivalent of net interest income (interest income less implied financing cost) on the underlying Agency security from trade date to settlement date. We may also enter into short positions in TBAs as economic hedges. We account for all TBA securities (whether dollar roll positions or economic hedges) as derivative instruments because we cannot assert that it is probable at inception and throughout the term of an individual

TBA transaction that its settlement will result in physical delivery of the underlying Agency RMBS, or the individual TBA transaction will not settle in the shortest period possible.
CMBS. The majority of our CMBS investments are fixed-rate Agency-issued securities backed by multifamily housing loans. The remainder of our CMBS portfolio contains non-Agency issued securities backed by multifamily housing as well as other commercial real estate property types such as office building, retail, hospitality, and health care. Loans underlying CMBS are generally fixed-rate, mature in eight to eighteen years, have amortization terms of up to 30 years, and are geographically dispersed. These loans typically have some form of prepayment protection provisions (such as prepayment lock-out) or prepayment compensation provisions (such as yield maintenance or prepayment penalty). Yield maintenance and prepayment penalty requirements are intended to create an economic disincentive for the loans to prepay.
CMBS IO. CMBS IO are interest-only securities issued as part of a CMBS securitization and represent the right to receive a portion of the monthly interest payments (but not principal cash flows) on the unpaid principal balance of the underlying pool of commercial mortgage loans. We invest in both Agency-issued and non-Agency issued CMBS IO. The loans collateralizing CMBS IO pools are very similar in composition to the pools of loans that collateralize CMBS as discussed above. Since CMBS IO securities have no principal associated with them, the interest payments received are based on the unpaid principal balance of the underlying pool of mortgage loans, which is often referred to as the notional amount. Most loans in these securities have some form of prepayment protection from early repayment including absolute loan prepayment lock-outs, loan prepayment penalties, or yield maintenance requirements similar to CMBS described above. There are no prepayment protections, however, if the loan defaults and is partially or wholly repaid earlier because of loss mitigation actions taken by the underlying loan servicer, and therefore yields on CMBS IO investments are dependent upon the underlying loan performance. Because Agency-issued MBS generally contain higher credit quality loans, Agency CMBS IO are expected to have a lower risk of default than non-Agency CMBS IO. Our CMBS IO investments are investment grade-rated with the majority rated ‘AAA’ by at least one of the nationally recognized statistical rating organizations.
Financing. We use leverage to enhance the returns on our invested capital by pledging our investments as collateral for borrowings primarily through the use of uncommitted repurchase agreements with major financial institutions and broker-dealers. These repurchase agreements generally have original terms to maturity of overnight to six months, though in some instances we may enter into longer-dated maturities depending on market conditions. We pay interest on our repurchase agreement borrowings at a rate usually based on a spread to a short-term interest rate such as LIBOR and fixed for the term of the borrowing. Borrowings under these repurchase agreements are renewable at the discretion of our lenders and do not contain guaranteed roll-over terms. One of our repurchase agreement lenders provides a committed repurchase agreement financing facility to us with an aggregate borrowing capacity of  $400.0 million that expires in May 2019.
Hedging. We currently use interest rate swaps and Eurodollar futures to hedge our exposure to changes in interest rates. Such exposure results from our ownership of investments which are primarily fixed-rate and financed with repurchase agreements which have adjustable rates and significantly shorter maturities than the weighted average life of our investments. Changes in interest rates can impact the market value of our investments and our net interest income, thereby ultimately impacting book value per common share. We frequently adjust our hedging portfolio based on our expectation of future interest rates, including the absolute level of rates and the slope of the yield curve versus market expectations.

General information. Our common stock, Series A Preferred Stock and Series B Preferred Stock are listed on the New York Stock Exchange under the symbol “DX,” “DXPRA” and “DXPRB,” respectively. We maintain a website at www.dynexcapital.com. Information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying base prospectus.
Our address and telephone number are 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060 and (804) 217-5800.

Risk factors
Investing in our securities involves risk. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. For more information, see “Where You Can Find More Information,” “Incorporation of Information By Reference” and “Cautionary Statement About Forward-Looking Statements.”

Use of proceeds
Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus for the acquisition of mortgage assets or other investments as allowed by our investment policy or general corporate purposes. General corporate purposes may include the repayment of existing indebtedness, working capital and for liquidity needs. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds from any sale of securities offered under this prospectus may be set forth in the prospectus supplement relating to a specific offering.

Ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends
The following table sets forth the historical ratios of income from continuing operations (before fixed charges) to (i) fixed charges and (ii) combined fixed charges and our preferred stock dividends for the periods indicated. Fixed charges consist of interest expense. Preferred stock dividends consist of pre-tax amounts required to pay dividends in respect of our preferred stock.
	Three months ended March 31, 2018	Year ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	4.82x	1.94x	2.74x	1.69x	2.07x	2.74x
Ratio of earnings to combined fixed charges and preferred stock dividends	3.85x	1.49x	2.01x	1.21x	1.53x	2.28x
On August 1, 2012, we issued 2,300,000 shares of our Series A Preferred Stock, all of which shares of Series A Preferred Stock were outstanding as of June 7, 2018. On April 19, 2013, we issued 2,250,000 shares of our Series B Preferred Stock. Since April 19, 2013 and through June 7, 2018, we issued an additional 1,358,999 shares of our Series B Preferred Stock for an aggregate total of 3,608,999 shares, all of which shares of Series B Preferred Stock were outstanding as of June 7, 2018.

Description of our capital stock
The following is a description of the material terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, please refer to the Virginia Stock Corporation Act and our articles of incorporation and bylaws. See “Where You Can Find More Information.”
General
Our articles of incorporation currently authorize a total of 250,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our articles of incorporation designate up to 8,000,000 shares of preferred stock as Series A Preferred Stock and designate up to 7,000,000 shares of preferred stock as Series B Preferred Stock.
As of June 7, 2018, we had issued and outstanding 56,604,578 shares of common stock, 2,300,000 shares of Series A Preferred Stock and 3,608,999 shares of Series B Preferred Stock. Under the Virginia Stock Corporation Act, shareholders generally are not liable for the corporation’s debts or obligations.
Restrictions on ownership and transfer
Two of the requirements of qualification for the tax benefits accorded by the REIT provisions of the Code are that (1) during the last half of each taxable year not more than 50% in value of the outstanding shares of our capital stock may be owned directly or indirectly by five or fewer individuals, and (2) there must be at least 100 shareholders on 335 days of each taxable year of 12 months.
To assist us in meeting these requirements and qualifying as a REIT, our articles of incorporation prohibit anyone from owning in the aggregate, directly or indirectly, more than 9.8% of the outstanding shares of our capital stock, unless our Board of Directors waives this limitation (the “Ownership Limit”). For this purpose, “ownership” includes constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code, as modified in Section 856(h) of the Code, as well as shares beneficially owned under the provisions of Rule 13d-3 (or any successor rule) under the Exchange Act.
The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its shareholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person. All shares of our capital stock which any person or persons acting as a group have the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into shares of capital stock, will be considered outstanding for purposes of determining the applicable Ownership Limit if such inclusion will cause such person or persons acting as a group to own more than such applicable Ownership Limit.
To determine whether a person holds or would hold capital stock in excess of the Ownership Limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the Ownership Limit.
Any acquisition of shares of capital stock that could or would (i) cause us to be disqualified as a REIT, (ii) result in the imposition of a penalty tax (a “Penalty Tax”) on us (including the imposition of an entity-level tax on one or more real estate mortgage investment conduits (“REMICs”) in which we have acquired or plan to acquire an interest) or (iii) endanger the tax status of one or more REMICs in which we have acquired or plan to acquire an interest will be null and void to the fullest extent permitted by law, and the intended transferee (the “purported transferee”) will be deemed never to have had an interest in such shares. If the prior sentence is held void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of those shares will be deemed, at our option, to have acted as agent on our behalf in acquiring those shares and to hold those shares on behalf of us.
Shares which, but for the provisions of Article VI of our articles of incorporation, would be owned by a person or persons acting as a group and would, at any time, be in excess of the Ownership Limit will be “Excess Shares.” At the discretion of the Board of Directors, all Excess Shares may be redeemed by us. We will provide written notice of redemption to the holder of the Excess Shares not less than one week prior to the redemption date (the “Redemption Date”) determined by the Board of Directors and included in the notice of redemption. The redemption price to be paid for Excess Shares will be equal to (a) the closing price of those shares on the principal national securities exchange on which the shares are listed or admitted to trading on the last business day prior to the Redemption Date, or (b) if the shares are not so listed or admitted to trading, the closing bid price on the last business day prior to the Redemption Date as reported on the NASD System, if quoted thereon, or (c) if the redemption price is not determinable in accordance with either clause (a) or (b) of this sentence, the net asset value of the shares determined in good faith by the Board of Directors and in accordance with the Virginia Stock Corporation Act. From and after the Redemption Date, the holder of any shares of our capital stock called for redemption will cease to be entitled to any distributions and other benefits with respect to those shares, except the right to payment of the redemption price.
In addition, whenever our Board of Directors deems it to be prudent in avoiding (i) the imposition of a Penalty Tax on us (including the imposition of an entity-level tax on one or more REMICs in which we have acquired or plan to acquire an interest) or (ii) the endangerment of the tax status of one or more REMICs in which we have acquired or plan to acquire an interest, we may redeem shares of our capital stock in the manner described in the foregoing paragraph.
Whenever our Board of Directors deems it to be prudent in protecting our tax status, the Board of Directors may require to be filed with us a statement or affidavit from each proposed transferee of shares of our capital stock setting forth the number of such shares already owned by the transferee and any related person(s). Any contract for the sale or other transfer of shares of our capital stock will be subject to this provision. Prior to any transfer or transaction which would cause a shareholder to own, directly or indirectly, shares in excess of the Ownership Limit, and in any event upon demand of our Board of Directors, such shareholder must file with us an affidavit setting forth the number of shares of our capital stock of the Corporation owned by it directly or indirectly, including both constructive and beneficial ownership. The affidavit must set forth all information required to be reported in returns filed by shareholders under Treasury Regulation § 1.857-9 issued under the Code or similar provisions of any successor regulation, and in reports to be filed under Section 13(d), or any successor rule thereto, of the Exchange Act. The affidavit must be filed with us within ten days after demand therefor and at least fifteen days prior to any transfer or transaction which, if consummated, would cause the filing person to hold a number of shares of our capital stock in excess of the Ownership Limit. The Board of Directors has the right, but is not required, to refuse to transfer any shares of our capital stock purportedly transferred if, as a result of the proposed transfer, any person or persons acting as a group would hold or be deemed to hold Excess Shares.
In addition, whenever our Board of Directors deems it to be prudent in avoiding (i) the imposition of a Penalty Tax on us (including the imposition of an entity-level tax on one or more REMICs in which we have acquired or plan to acquire an interest) or (ii) the endangerment of the tax status of one or more REMICs in which we have acquired or plan to acquire an interest, the Board of Directors may require to be filed with us a statement or affidavit from any holder or proposed transferee of our capital stock stating whether the holder or proposed transferee is a tax-exempt organization or a pass-through entity. Any contract for the sale or other transfer of shares of our capital stock of the Corporation will be subject to this provision. The Board of Directors has the right, but is not required, to refuse to transfer any shares of our capital stock purportedly transferred, if either (a) a statement or affidavit requested as described in this paragraph has not been received, or (b) the proposed transferee is a tax-exempt organization or pass-through entity.
Our Board of Directors may take any and all other action as it in its sole discretion deems necessary or advisable to protect us and the interests of our shareholders by (i) maintaining our eligibility to be, and preserving our status as, a REIT, (ii) avoiding the imposition of a Penalty Tax and (iii) avoiding the endangerment of the tax status of one or more REMICs in which we have acquired or plan to acquire an interest. The Board of Directors in its discretion may exempt from the Ownership Limit and from the affidavit filing requirements described above ownership or transfers of certain designated shares of our capital stock while owned by or transferred to a person who has provided the Board of Directors with acceptable evidence and assurances that our REIT status would not be jeopardized thereby. The Ownership Limit will not apply to the acquisition of shares of our capital stock by an underwriter in a public offering of those shares or in any transaction involving the issuance of shares of capital stock by us in which the Board of Directors determines that the underwriter or other person initially acquiring those shares will timely distribute those shares to or among others so that, following such distribution, none of those shares will be deemed to be Excess Shares.
The provisions described above may inhibit market activity, and may delay, defer or prevent a change in control or other transaction and the resulting opportunity for the holders of our capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock. None of the provisions of our articles of incorporation may preclude settlement of any transaction entered into or through the facilities of the New York Stock Exchange or any other exchange on which our common stock may be listed from time to time.
Transfer agent and registrar
The transfer agent and registrar for our common stock is Computershare Shareowner Services. The transfer agent and registrar for any other class or series of stock that we may issue will be identified in the applicable prospectus supplement.

Description of our common stock
The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our debt securities or preferred stock or upon the exercise of warrants to purchase our common stock.
All shares of our common stock covered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the articles of incorporation regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our Board of Directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.
Subject to the provisions of our articles of incorporation regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our Board of Directors.
Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the articles of incorporation regarding the restrictions on ownership and transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.
Under the Virginia Stock Corporation Act, a Virginia corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of more than two-thirds of all votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes cast) is specified in the articles of incorporation. Our articles of incorporation provide that, except as otherwise required or authorized by the Virginia Stock Corporation Act or our articles of incorporation, the vote required to approve an amendment or restatement of the articles of incorporation will be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment, other than in the case of an amendment or restatement that amends or affects: (i) the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, share exchange, sale of all or substantially all of our assets or our dissolution, or (ii) the provisions addressing the ownership of Excess Shares in the articles of incorporation.

Description of our preferred stock
The prospectus supplement relating to any series of preferred stock offered by that supplement will describe the specific terms of those securities, including where applicable:
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the title and stated value of that preferred stock;

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the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

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the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

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the voting rights applicable to that preferred stock;

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the procedures for any auction and remarketing, if any, for that preferred stock;

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the provisions for a sinking fund, if any, for that preferred stock;

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the provisions for redemption including any restriction thereon, if applicable, of that preferred stock;

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any listing of that preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which that preferred stock will be convertible into other securities of ours, including the conversion price (or manner of calculation of the conversion price) and conversion period;

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a discussion of any material U.S. federal income tax considerations applicable to that preferred stock;

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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in addition to those limitations described above under “Description of Our Capital Stock—Restrictions on Ownership and Transfer,” any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

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any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank within our capital structure
Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
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senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

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on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

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junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends
Subject to the preferential rights of any other class or series of stock and to the provisions of the articles of incorporation regarding the restrictions on transfer of stock, holders of shares of our preferred stock will be entitled to receive dividends on such stock when, as and if authorized by our Board of Directors out of funds legally available therefor and declared by us, at rates and on dates as will be set forth in the applicable prospectus supplement.
Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.
If any shares of preferred stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:
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the series or class of preferred stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the preferred stock of that series or class for all past dividend periods and the then current dividend period; or

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the series or class of preferred stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the preferred stock of that series or class.

When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock will be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.
Redemption
We may have the right or may be required to redeem one or more series of preferred stock, in whole or in part, in each case upon the terms, if any, and at the time and at the redemption prices set forth in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Liquidation preference
Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.
If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other classes or series of capital stock ranking on a parity as to liquidating distributions will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If liquidating distributions have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Voting rights
Holders of preferred stock will not have any voting rights, except as indicated in the applicable prospectus supplement.
Conversion rights
The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include, where applicable:

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the number or value of shares of common stock or other securities of ours into which the preferred stock is convertible;

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the conversion price (or manner of calculation of the conversion price);

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the conversion period;

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provisions as to whether conversion will be at the option of the holders of the preferred stock or us;

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the events requiring an adjustment of the conversion price; and

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provisions affecting conversion in the event of the redemption of the preferred stock.

Series a preferred stock
In July 2012, our Board of Directors classified and designated 8,000,000 shares of Series A Preferred Stock and, on August 1, 2012, we issued 2,300,000 shares of Series A Preferred Stock, all of which shares of Series A Preferred Stock were outstanding as of June 7, 2018. See our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on August 1, 2012 for a description of our Series A Preferred Stock, which description is incorporated by reference herein.
Series b preferred stock
In April 2013, our Board of Directors classified and designated 7,000,000 shares of Series B Preferred Stock and issued 2,250,000 shares of Series B Preferred Stock. Since April 2013 and through June 7, 2018, we issued an additional 1,358,999 shares of our Series B Preferred Stock for an aggregate total of 3,608,999 shares, all of which shares of Series B Preferred Stock were outstanding as of June 7, 2018. See our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on April 17, 2013 for a description of our Series B Preferred Stock, which description is incorporated by reference herein.

Description of our debt securities
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. Although the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
The following summaries of material provisions of the debt securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
The prospectus supplement relating to a particular series of debt securities will describe the terms of those debt securities, including, where applicable:
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the title;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form and who the depository will be;

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the maturity date;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness;

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discussion of any material U.S. federal income tax considerations applicable to the debt securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of  $1,000 and any integral multiple thereof; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or exchange rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, merger or sale
We will set forth in the prospectus supplement the covenant, if any, that restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.
Events of default under an indenture
We will set forth in the prospectus supplement a description of the events of default under any indenture with respect to a series of debt securities that we may issue.
Discharge
Each indenture will describe the circumstances under which we can elect to be discharged from our obligations with respect to a series of debt securities.
Form, exchange and transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. We may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information concerning the trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee will be obligated to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a trustee will be under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and paying agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Description of our warrants
This section describes the general terms and provisions of our warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants. The terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue warrants for the purchase of our debt securities, preferred stock, or common stock. We may issue warrants independently or together with other securities offered by this prospectus and any accompanying prospectus supplement, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:
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the aggregate number of the securities covered by the warrant;

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the designation, amount and terms of the securities purchasable upon exercise of the warrant;

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the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

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the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

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the expiration date for exercising the warrant;

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the minimum or maximum amount of warrants that may be exercised at any time;

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a discussion of any material U.S. federal income tax consequences applicable to the warrants; and

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any other material terms of the warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. A holder must exercise warrants through payment in U.S. dollars. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Until a holder exercises warrants to purchase our debt securities, preferred stock, or common stock, that holder will not have any rights as a holder of our debt securities, preferred stock, or common stock by virtue of ownership of warrants.

Description of our shareholder rights
This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights offered through that prospectus supplement. The terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “shareholder rights.” If shareholder rights are so issued to existing holders of securities, each shareholder right will entitle the holder of record thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.
The prospectus supplement relating to a particular issuance of shareholder rights will describe the terms of those shareholder rights, including, where applicable:
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record date;

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subscription price;

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subscription agent;

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aggregate number of shares of common stock, shares of preferred stock, warrants, or units purchasable upon exercise of such shareholder rights and in the case of shareholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such shareholder rights or warrants;

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the date on which the right to exercise such shareholder rights will commence and the expiration date on which such right will expire;

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the extent to which the shareholder rights are transferable;

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a discussion of any material U.S. federal income tax considerations applicable to the shareholder rights; and

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other material terms of such shareholder rights.

In addition to the terms of the shareholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such shareholder rights who validly exercises all shareholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised shareholder rights issued to other holders, to the extent such shareholder rights have not been exercised.
Holders of shareholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our company, except to the extent described in the related prospectus supplement.

Description of our units
We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may only be transferable as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we offer units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
The prospectus supplement relating to a particular offering of units will describe the terms of those units, including, where applicable:
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the title of any series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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information with respect to any book-entry procedures;

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a discussion of any material U.S. federal income tax consequences applicable to an investment in the units; and

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any other terms of the units and their constituent securities.

Book-entry securities
The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depository. Unless and until a global security is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depository for the global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of that depository or by the depository or any nominee of that depository to a successor depository or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depository arrangements.
Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depository, who are called “participants.” Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, that depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.
Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depository or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of these participants.
If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

Material provisions of virginia law and of our articles of incorporation and bylaws
The following is a summary of certain provisions of Virginia law and of our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
The board of directors
Our bylaws provide that the Board of Directors will consist of five directors, subject to automatic increase in certain limited circumstances as provided by the terms of our Series A Preferred Stock and Series B Preferred Stock and as described below. Our bylaws also provide that the number of directors of our company may be increased or decreased from time to time by our Board of Directors but may not be fewer than three nor more than 15. A majority of the directors are required to be “Independent Directors.” An “Independent Director” means a director of our company who meets the independence requirements under the rules and regulations of the stock exchange upon which our common stock is then listed and the SEC, as then in effect and applicable to our company. When the chairman of the Board of Directors is not an Independent Director, a lead Independent Director will be appointed by majority vote of the Independent Directors.
Except as described below, any vacancy on our Board of Directors may be filled at any annual or special meeting called for that purpose by our shareholders or at any regular meeting or any special meeting called for that purpose by a majority of the remaining directors. Directors elected by our Board to fill a vacancy will be elected to hold office until the next annual meeting of shareholders or until a successor is elected and qualified.
Pursuant to our bylaws, all members of our Board of Directors will serve until the next annual meeting of shareholders or until their successors are elected and qualified. Holders of shares of our common stock will have no right to cumulative voting in the election of directors.
Except as otherwise specified in our articles of incorporation or bylaws or provided by applicable law, a nominee for director will be elected to our Board of Directors at any meeting of shareholders at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director will be elected by a plurality of the votes cast at any meeting of shareholders for which the number of nominees exceeds the number of directors to be elected. If a nominee who is an incumbent director is not elected to our Board of Directors and no successor has been elected at such meeting of shareholders, that nominee will offer his or her resignation promptly to our Board of Directors. Within 90 days following certification of the election results, our Board of Directors will determine whether to accept or reject the offered resignation, or whether to take other action. In making such determination, our Board of Directors will consider the recommendation of the committee responsible for the nomination of directors, the factors considered by that committee and any additional information and factors that our Board of Directors believes to be relevant. A director who offers a resignation will not participate in the recommendation of the committee or the decision of our Board of Directors with respect to that director’s resignation.
If dividends on any shares of our Series A Preferred Stock or Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our Board of Directors will automatically increase by two (if not already increased by two by reason of the election of directors by the holders of either Series A Preferred Stock or Series B Preferred Stock, or the holders of any other class or series of our preferred stock we may issue upon which similar voting rights have been conferred and that is entitled to vote as a class with respect to the election of those two directors with the holders of the Series A Preferred Stock and the Series B Preferred Stock (such preferred stock, “Additional Preferred Stock”)). The holders of our Series A Preferred Stock and Series B Preferred Stock (together with holders of any Additional Preferred Stock) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of such classes or series of stock; provided, however, that if such a request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case such vote will be held at the earlier of the next annual or special meeting of shareholders. If, at any time when the voting rights conferred upon the Series A Preferred Stock and the Series B Preferred Stock (together with any holders of Additional Preferred Stock) are exercisable, any vacancy in the office of a director elected as described above may be filled only by the remaining director elected as described above or by the vote of the holders of record of the Series A Preferred Stock and the Series B Preferred Stock (together with any holders of Additional Preferred Stock).
Amendments to our articles of incorporation
Our articles of incorporation provide that, except as otherwise required or authorized by the Virginia Stock Corporation Act or our articles of incorporation, the vote required to approve an amendment or restatement of the articles of incorporation will be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment, other than in the case of an amendment or restatement that amends or affects: (i) the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, share exchange, sale of all or substantially all of our assets or our dissolution, or (ii) the provisions addressing the ownership of Excess Shares in the articles of incorporation.
Dissolution of our company
The dissolution of our company must be declared advisable by the Board of Directors and approved by the affirmative vote of the holders of more than two-thirds of all of the votes entitled to be cast on the matter, unless the Board of Directors conditions dissolution of our company on a higher shareholder vote.
Advance notice of director nominations and new business
Our bylaws provide that:
•
with respect to an annual meeting of shareholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:

•
by, or at the direction of, our Board of Directors; or

•
by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws;

•
with respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting of shareholders unless otherwise provided by law; and

•
nominations of persons for election to our Board of Directors at any annual or special meeting of shareholders may be made only:

•
by our Board of Directors or any committee thereof; or

•
by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions for director nominations by shareholders as set forth in our bylaws.

Exclusive forum provision
Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Richmond Division, or in the event that court lacks jurisdiction to hear such action, the Circuit Court of the City of Richmond, Virginia, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action for breach of duty to the company or our shareholders by any current or former director, officer or other employee or agent of the company, (iii) any action against the company or any director or officer or other employee of the company arising pursuant to any provision of the Virginia Stock Corporation Act (as it may be amended from time to time) or our articles of incorporation or our bylaws (as either may be amended from time to time), or (iv) any action against the company or any current or former director or officer or other employee or agent of the company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our bylaws. It is possible that a court of law could rule that the choice of forum provision contained in our bylaws is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
Anti-takeover effect of certain provisions of virginia law and of our articles of incorporation and bylaws
Affiliated transactions. The Virginia Stock Corporation Act limits “affiliated transactions” between a corporation and an “interested shareholder” for three years after the date on which the interested shareholder became an interested shareholder, except in compliance with the Virginia Stock Corporation Act. These affiliated transactions include a merger, statutory share exchange, dissolution, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers and reclassifications involving interested shareholders. Virginia law defines an interested shareholder as:
•
any person who beneficially owns more than 10% of any class of our outstanding voting shares (defined as shares of a class that is entitled to vote generally in the election of directors, and thus consisting of our common stock); or

•
an affiliate or associate of the corporation who, at any time within the three-year period prior to the date in question, was the beneficial owner of more than 10% of any class of our then-outstanding voting shares.

The Virginia Stock Corporation Act provides that no corporation may engage in any affiliated transaction with any interested shareholder for a period of three years following the date on which an interested shareholder becomes an interested shareholder, unless (1) a majority of the disinterested directors approved in advance the transaction through which the shareholder became an interested shareholder, or (2) after the shareholder became an interested shareholder, the affiliated transaction is approved by the affirmative vote of a majority (but not less than two) of the disinterested directors and by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder.
The statute permits various exemptions from its provisions, including for affiliated transactions entered into with an interested shareholder after the three-year period that are approved by a majority of disinterested directors or are approved by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholders, and affiliated transactions where the consideration will be paid to the holders of each class or series of voting shares and certain other statutory fair price conditions are met.
Control share acquisitions. The Virginia Stock Corporation Act provides that shares of a Virginia corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of the holders of a majority of the voting shares entitled to vote on the matter, excluding “interested shares” of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power: (i) an acquiring person with respect to a control share acquisition; (ii) any officer of such corporation; or (iii) any employee of such corporation who is also a director of the corporation. A “control share acquisition” means the acquisition of shares by a person that when added to all other shares owned by such person would cause such person to become entitled, immediately upon acquisition of such shares, to vote or direct the vote of, shares having voting power within any of the following ranges of the votes entitled to be cast in an election of directors (i) one-fifth or more but less than one-third of such votes; (ii) one-third or more but less than a majority of such votes; or (iii) a majority or more of such votes.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our Board of Directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.
If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may be entitled to exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction.
Bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Indemnification and limitation of directors’ and officers’ liability
The Virginia Stock Corporation Act and our articles of incorporation provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Our articles of incorporation require indemnification of directors and officers with respect to certain liabilities, expenses, and other amounts imposed on them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. We also carry insurance on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.
Under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As permitted by the Virginia Stock Corporation Act, our articles of incorporation limit the liability our directors and officers in any proceeding brought by a shareholder (brought either in the right of the company, or by or on behalf of our shareholders), except for liability resulting from the director’s or officer’s willful misconduct or knowing violation of criminal law or any federal or state securities law.

U.S. federal income tax considerations
The following discussion is a summary of the material U.S. federal income tax considerations that may be relevant to a prospective holder of our common stock. The prospectus supplement relating to a particular offering of securities other than our common stock will include a summary of the material U.S. federal income tax considerations, if any, that may be relevant to a prospective holder of the securities then being offered.
This summary is for general information only, and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States (except to the limited extent discussed in “—Taxation of Non-U.S. Holders”), investors who hold or will hold securities as part of hedging or conversion transactions or other integrated investment, investors subject to federal alternative minimum tax, investors who acquired their interest as compensation for services, investors holding their interest through a partnership or other pass-through entities, investors that have a principal place of business or “tax home” outside the United States and investors whose functional currency is not the U.S. dollar. This summary assumes that shareholders will hold our capital stock as capital assets. In addition, except to the extent specifically described herein, this summary does not address the impact of state and local taxes, the estate tax or the alternative minimum tax.
The statements of law in this discussion are based on the Code, existing temporary, proposed and final Treasury regulations promulgated thereunder, current administrative interpretations, practices and rulings, and judicial decisions, all as currently in effect and available as of the date of this prospectus and all of which are subject to differing interpretations. For a discussion of recently enacted tax legislation, see “—Recent Legislation—The Tax Cuts and Jobs Act.” In addition, no assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. No assurance can be given that the Internal Revenue Service (the “IRS”) would not assert, or that a court of competent jurisdiction would not sustain, a position contrary to any tax consequences described below, and no rulings are being or will be requested from the IRS with respect to any of the matters discussed herein.
We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.
Taxation of our company
We have elected to be taxed as a REIT under the U.S. federal income tax laws. We believe that, since such election, we have been and are organized and operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.
We have received an opinion of Troutman Sanders LLP to the effect that, for our 2015 and 2016 taxable years, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our 2017 taxable year and subsequent taxable years. We emphasize that the opinion of Troutman Sanders LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Investors should be aware that Troutman Sanders LLP’s opinion is based upon customary assumptions, is conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, and is not binding upon the IRS or any court. In addition, Troutman Sanders LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Troutman Sanders LLP reviewed those matters in connection with rendering the foregoing opinion, Troutman Sanders LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:
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We will pay U.S. federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned, to the extent we cannot otherwise offset such income with our tax NOL carryforward (if any).

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Under certain circumstances, we may be subject to the “alternative minimum tax” on items of tax preference.

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We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

•
After consideration of our loss carryforwards, if we fail to distribute during a calendar year at least the sum of  (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.
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We may elect to retain and pay income tax on our net long-term capital gain. In that case a U.S. holder, as defined below under “—Taxation of U.S. Holders,” would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.
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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the five-year period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of  (1) the amount of gain that we recognize at the time of the sale or disposition or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

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We will incur a 100% excise tax on transactions with a taxable REIT subsidiary (“TRS”) that are not conducted on an arm’s-length basis.

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If we fail to satisfy certain asset tests due to reasonable cause, described below under “—Asset Tests” and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of  $50,000 or at the highest corporate rate on the net income generated by the non-qualifying assets.

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We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

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If we recognize “excess inclusion income” and have shareholders who are “disqualified organizations,” we may have to pay tax at the highest corporate rate on the portion of the excess inclusion income allocable to the shareholders that are disqualified organizations. See “—Taxable Mortgage Pools” below.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with votes relating to the composition of our shareholders.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner as they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to U.S. federal and state corporate income tax on its taxable income.
Requirements for qualification
A REIT is a corporation, trust, or association that meets the following requirements:
1.
it is managed by one or more trustees or directors;

2.
its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.
it would be taxable as a domestic corporation but for the REIT provisions of the U.S. federal income tax laws;

4.
it is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;

5.
at least 100 persons are beneficial owners of its shares or ownership certificate;

6.
no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the U.S. federal income tax laws to include certain entities, during the last half of each taxable year;

7.
it elects to be a REIT, or has made such election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.
it uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws; and

9.
it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions.

We must meet requirements 1 through 4 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.
We have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of the stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in “Description of Our Capital Stock—Restrictions on Ownership and Transfer.”
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.
In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT qualification.
Effect of subsidiary entities
Qualified REIT subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by a REIT. Thus, in applying the requirements described in this section, any qualified REIT subsidiary that we own will be ignored for U.S. federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Investments in partnerships. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership or limited liability company and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT.
For purposes of the 10% value test (as described below under “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we own or will acquire an interest, directly or indirectly, is treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
Taxable REIT subsidiaries. Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation. The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of TRS securities.
The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants, if any, that are not conducted on an arm’s-length basis.
We have formed and made a timely election with respect to one TRS presently owned. Additionally, we may form or acquire additional TRSs in the future.
Gross income tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT.
First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income, excluding gross income from sales of inventory or dealer property in “prohibited transactions.” Qualifying income for purposes of that 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by mortgages on real property or on interests in real property;

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dividends and gain from the sale of shares in other REITs;

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gain from the sale of real estate assets (excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” to the extent not secured by real property or an interest in real property); and

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income derived from the temporary investment of new capital or “qualified temporary investment income” that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test above, other types of dividends and interest, gain from the sale or disposition of stock or securities, or any combination of these; however, for purposes of the 95% gross income test, gain from the sale of  “real estate assets” includes gain from the sale of a debt instrument issued by a “publicly offered REIT” even if not secured by real property or an interest in real property. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. Generally, income and gain from hedging transactions, as described in—“Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will not constitute gross income for purposes of the 75% and 95% gross income tests, and will therefore be excluded for purposes of these tests. The following paragraphs discuss the specific application of the gross income tests to us.
Rents from real property. Rent that we receive from any real property that we might own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the several conditions are met, including the following:
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First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more of a tenant other than a TRS from whom we receive rent.

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Third, if the rent attributable to personal property leased in connection with a lease of any real property that we might own exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.”

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Fourth, we generally must not operate or manage any real property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its shareholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to any such tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of  “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to tenants without tainting our rental income from the related properties. See “—Taxable REIT Subsidiaries.”

Interest. The term “interest,” as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.
In Revenue Procedure 2003-65, the IRS established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, although we anticipate that most or all of any mezzanine loans that we make or acquire will qualify for the safe harbor in Revenue Procedure 2003-65, it is possible that we may make or acquire some mezzanine loans that do not qualify for the safe harbor.
Foreclosure property. We will be subject to tax at the maximum U.S. federal corporate income tax rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

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for which such REIT makes a proper election to treat such property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

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which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the property within 90 days of such foreclosure, gross income from operations conducted by us from such property could cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor to manage and operate the property. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.
Hedging transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract is disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by real estate assets (as described under “—Asset Tests”) or in other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests.
If we have entered into a qualifying hedging transaction as described above (an “Original Hedge”), and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the Original hedging transaction (a “Counteracting Hedge”), income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests.
We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Failure to satisfy gross income tests. We intend to monitor our sources of income so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
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our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.
Asset tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

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First, at least 75% of the value of our total assets must consist of:

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cash or cash items, including certain receivables;

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U.S. government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgages on real property;

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stock in other REITs;

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debt instruments issued by publicly offered REITs; and

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

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Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

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Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

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Fourth, for taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

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Finally, not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.
For purposes of the 10% value test, the term “securities” does not include:
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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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Any loan to an individual or an estate.

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Any “section 467 rental agreement,” other than an agreement with a related party tenant.

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Any obligation to pay “rents from real property.”

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Certain securities issued by governmental entities.

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Any security issued by a REIT.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if  (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of  $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.
Distribution requirements
Each taxable year we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:
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the sum of  (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and net capital gains, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

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the sum of certain items of non-cash income; and

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any NOL or capital loss carryforward that we have available and elect to apply.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. However, so long as we continue to be a “publicly offered REIT” (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934), the preferential dividend rule will not apply to us.
We will pay U.S. federal income tax at ordinary corporate tax rates on taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, we must distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income from prior periods.

If we fail to distribute such amounts within the proscribed timeframe, then we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “—Taxation of Taxable U.S. Holders of Stock.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.
It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In addition, we may not deduct recognized net capital losses from our REIT taxable income. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.
We have an NOL carryforward as of December 31, 2017 of approximately $89.8 million. The NOL carryforward expires substantially beginning in 2020. To the extent that we have taxable income that is not distributed by us to our shareholders, we may offset such taxable income with our

NOL carryforward and would not have to pay income tax, which would not impact our REIT status. As a result, we are not necessarily required to distribute 90% or more of our earnings to maintain our REIT status.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping requirements
To avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.
Prohibited transactions
A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We do not own assets that are held primarily for sale to customers. We will attempt to comply with the terms of safe harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe harbor provisions or that we or our subsidiaries will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”
Failure to qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of  $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”
If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as regular corporate dividends. The excess inclusion income rules (which are described under “—Taxable Mortgage Pools” below) will not apply to the distributions we make. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders might be eligible for the dividends received deduction, and individual and certain non-corporate trust and estate shareholders may be eligible for a reduced U.S. federal income tax rate on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Allocation of capital gain dividends to holders of common stock
If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our common stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of our common stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.
Taxation of U.S. holders
The term “U.S. holder” means a holder of our securities that for U.S. federal income tax purposes is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if  (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our securities by the partnership.
Taxation of taxable U.S. holders of stock
As long as we qualify as a REIT, a taxable U.S. holder of our stock must report as ordinary income distributions or retained long-term capital gain that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends. Dividends paid to a corporate U.S. holder of our stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the capital gains tax rate for “qualified dividend income.” However, our ordinary REIT dividends may qualify as qualified dividend income, if they are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.
A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such shareholder. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder’s stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted tax basis in its stock, such shareholder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. holder. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those shareholders having a priority under the corporate charter before any distribution to shareholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend will be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year.
The aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration) are treated as paid with respect to such year.
Shareholders may not include in their individual income tax returns any of our NOLs or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.
We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
Taxation of U.S. holders on the disposition of stock. In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year, and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.
Capital gains and losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 37%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of  $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Information reporting requirements and backup withholding. We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 24% with respect to distributions unless such holder:
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is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, any U.S. holders that fail to certify their non-foreign status to us may be subject to withholding on a portion of capital gain distributions. See “—Taxation of Non-U.S. Holders.”
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Taxation of tax-exempt U.S. holders
Tax-exempt U.S. holders, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation, thus typically dividends received by such entities are not subject to taxation when received. However, these entities or accounts are subject to taxation on any unrelated business taxable income generated. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income.
However, if a tax-exempt shareholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, if any, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:
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the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “—Requirements for Qualification” above); and

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either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts each individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

The ownership and transfer restrictions in our charter reduce the risk that we may become a “pension-held REIT.”
A tax-exempt U.S. holder may also be required to treat any excess inclusion income as unrelated business taxable income as described in “—Taxable Mortgage Pools.”
Taxation of non-U.S. holders
The rules governing the U.S. federal income taxation of holders of our securities that are not U.S. holders and are not partnerships or other pass-through entities (collectively, “non-U.S. holders”) are complex. We urge non-U.S. holders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the ownership of our stock, including any reporting requirements.
A non-U.S. holder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In general, non-U.S. holders are not considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. However, if a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. Generally, a non-U.S. holder will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. holder unless either:
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a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or successor form evidencing eligibility for that reduced rate with the payor; or

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the non-U.S. holder files an IRS Form W-8ECI or successor form with the payor claiming that the distribution is effectively connected income.

Generally, a non-U.S. holder will not be liable for tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, the entire amount of any distribution may be subject to withholding as a taxable dividend. In addition, a distribution in excess of our current and accumulated earnings and profits (but not in excess of the holders adjusted tax basis in its stock) is subject to withholding in the manner described in the immediately succeeding paragraph. A non-U.S. holder may obtain a full or partial refund, as appropriate, of amounts that are withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
Unless we are a “domestically-controlled REIT,” as defined below, withholding at a rate of 15% is required on any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, it is possible that if we are able to determine that a particular distribution (or portion thereof) exceeds our current and accumulated earnings and profits, we may withhold at the lower rate of 15% on such distribution (or portion thereof).
For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from any sale or exchange of  “United States real property interests” under special provisions of the U.S. federal income tax laws referred to as “FIRPTA.” The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if such gain were effectively connected with a U.S. trade or business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, withholding is required at a rate of 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, such as our stock, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 10% of such class of stock at any time during the taxable year within which the distribution is received. The distribution will be treated as an ordinary dividend to the non-U.S. holder and taxed as an ordinary dividend that is not a capital gain. A non-U.S. holder is not required to file a U.S. federal income tax return by reason of receiving such a distribution, and the branch profits tax no longer applies to such a distribution. However, the distribution will be subject to U.S. federal income tax withholding as an ordinary dividend as described above.
A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as we are a “domestically-controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, a non-U.S. holder that owned, actually or constructively, 10% or less of our stock at all times during a specified testing period will not incur tax under FIRPTA with respect to any such gain if the stock is “regularly traded” on an established securities market. To the extent that our stock is regularly traded on an established securities market, a non-U.S. holder will not incur tax under FIRPTA unless it owns more than 10% of our stock. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if  (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.
Taxable mortgage pools
A taxable mortgage pool is any entity (or in certain cases, a portion of an entity) other than a “real estate mortgage investment conduit” (as defined in the Code) that has the following characteristics:
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Substantially all (generally, more than 80%) of the assets of such entity consists of debt obligations and more than 50% of such debt obligations are real estate mortgages;

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Such entity issues two or more classes of debt obligations having different maturities; and

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The timing and amount of payments or projected payments on the debt obligations issued by the entity are determined in large part by the timing and amount of payments the entity receives on the debt obligations it holds as assets.

If a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income will be treated as excess inclusion income and a portion of the dividends the REIT pays to its shareholders will be considered to be excess inclusion income. You cannot offset excess inclusion income with NOLs or otherwise allowable deductions. Moreover, if you are a tax-exempt shareholder, such as a domestic pension fund, you must treat excess inclusion income as unrelated business taxable income. If you are not a U.S. holder, your dividend distributions may be subject to withholding tax, without regard to any exemption or reduction in rate that might otherwise apply, with respect to your share of excess inclusion income. The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to shareholders is not clear under current law.
Several of our investments are contained in securitization trusts which are considered taxable mortgage pools. To the extent that these taxable mortgage pools have excess inclusion income, we will report these amounts annually.
Medicare tax
Certain net investment income earned by U.S. holders that are U.S. citizens, resident aliens or certain estates or trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign accounts
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury regulations and IRS guidance provide that these rules generally will apply to payments of dividends on our common stock and after December 31, 2018 generally will apply to payments of gross proceeds from a sale or other disposition of our common stock. We will not pay any additional amounts in respect of any amounts withheld. Non-U.S. holders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.
State and local taxes
We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.
Legislative or other actions affecting REITs
The rules dealing with U.S. federal income taxation, and in particular the U.S. federal income tax treatment of REITs, are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be modified or enacted, possibly with retroactive effect. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.
Recent legislation—the tax cuts and jobs act
Enactment of the tax act. On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes major changes to the Code, including several provisions of the Code that affect the taxation of REITs and holders of their securities. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain, and may not become evident for some period. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.
Revised individual tax rates and deductions. The Tax Act creates seven income tax brackets for individuals ranging from 10% to 37% that generally apply at higher thresholds than current law. For example, the highest 37% rate applies to joint return filer incomes above $600,000, instead of the highest 39.6% rate that applies to incomes above $470,700 under pre-Tax Act law. The maximum 20% rate that applies to long-term capital gains and qualified dividend income is unchanged, as is the 3.8% Medicare tax on net investment income.
The Tax Act also eliminates personal exemptions, but nearly doubles the standard deduction for most individuals (for example, the standard deduction for joint return filers rises from $12,700 in

2017 to $24,000 upon the Tax Act’s effectiveness). The Tax Act also eliminates many itemized deductions, limits individual deductions for state and local income, property and sales taxes (other than those paid in a trade or business) to $10,000 collectively for joint return filers, and limits the amount of new acquisition indebtedness on principal or second residences for which mortgage interest deductions are available to $750,000. Interest deductions for new home equity debt are eliminated. Charitable deductions are generally preserved. The phase-out of itemized deductions based on income is eliminated.
The Tax Act does not eliminate the individual alternative minimum tax, but it raises the exemption and exemption phase-out threshold for application of the tax.
These individual income tax changes are generally effective beginning in 2018, but without further legislation, they will sunset after 2025.
Pass-through business income tax rate lowered through deduction. Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of  “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) and certain other income items are eligible for the deduction by the taxpayer. The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. In addition, for taxpayers with income above a certain threshold (e.g., $315,000 for joint return filers), the deduction for each trade or business is generally limited to no more than the greater of  (i) 50% of the taxpayer’s proportionate share of total wages from a partnership, S corporation or sole proprietorship, or (ii) 25% of the taxpayer’s proportionate share of such total wages plus 2.5% of the unadjusted basis of acquired tangible depreciable property that is used to produce qualified business income and satisfies certain other requirements. The deduction for qualified REIT dividends is not subject to these wage and property basis limits. The deduction equates to a maximum 29.6% tax rate on REIT dividends. As with the other individual income tax changes, these provisions are effective for tax years beginning after December 31, 2017 and before January 1, 2026. In addition, the Tax Act does not contain a provision permitting a regulated investment company (e.g., a mutual fund) that invests in REITs to pass through the deduction for qualified REIT dividends to the shareholders of the regulated investment company. It is uncertain whether a future technical corrections bill will address this issue to enable regulated investment companies to pass through the special character of REIT qualified business income to their shareholders.
Net operating loss modifications. NOL provisions are modified by the Tax Act. The Tax Act limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply to losses arising in taxable years beginning in 2018.
Maximum corporate tax rate lowered to 21%; elimination of corporate alternative minimum tax. The Tax Act reduces the 35% maximum corporate income tax rate to a maximum 21% corporate rate, and reduces the dividends-received deduction for certain corporate subsidiaries. The Tax Act also permanently eliminates the corporate alternative minimum tax. These provisions are effective beginning in 2018.
Limitations on interest deductibility; real property trades or businesses can elect out subject to longer asset cost recovery periods. The Tax Act limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. (the

“Interest Expense Limitation”). For purposes of Interest Expense Limitation, adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, NOLs, and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the Interest Expense Limitation is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. The Tax Act allows a real property trade or business to elect out of the Interest Expense Limitation so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements described below. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). The Interest Expense Limitation applies beginning in 2018. As a mortgage REIT, we currently do not expect to be affected by the Interest Expense Limitation, though it is possible that the IRS could issue subsequent guidance or take positions on audit that differ from the interpretations and assumptions that we have made.
Maintains cost recovery period for buildings; reduced cost recovery periods for tenant improvements; increased expensing for equipment. For taxpayers that do not use the Tax Act’s real property trade or business exception to the business interest deduction limits, the Tax Act maintains the current 39-year and 27.5-year straight line recovery periods for nonresidential real property and residential rental property, respectively, and provides that tenant improvements for such taxpayers are subject to a general 15-year recovery period. Also, the Tax Act temporarily allows 100% expensing of certain new or used tangible property through 2022, phasing out at 20% for each following year (with an election available for 50% expensing of such property if placed in service during the first taxable year ending after September 27, 2017). The changes apply, generally, to property acquired after September 27, 2017 and placed in service after September 27, 2017.
Like kind exchanges retained for real property, but eliminated for most personal property. The Tax Act continues the deferral of gain from the like kind exchange of real property, but provides that foreign real property is no longer “like kind” to domestic real property. Furthermore, the Tax Act eliminates like kind exchanges for most personal property. These changes are effective generally for exchanges completed after December 31, 2017, with a transition rule allowing such exchanges where one part of the exchange is completed prior to December 31, 2017.
Accrual of income. The Tax Act, will require taxpayers such as Dynex to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to the Dynex’s debt instruments or MBS, such as original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally is effective for tax years beginning after December 31, 2017 or, for debt instruments or MBS issued with original issue discount, for tax years beginning after December 31, 2018. This rule could increase our “phantom income,” which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.
International provisions: modified territorial tax regime. The Tax Act moves the United States from a worldwide to a modified territorial tax system, with provisions included to prevent corporate base erosion. As we do not currently invest outside of the U.S. and have no current plans to make such investments, these changes from the Tax Act are not currently expected to have a material tax effect on the Company.

Other provisions. The Tax Act makes other significant changes to the Code. These changes include provisions limiting the ability to offset dividend and interest income with partnership or S corporation net active business losses. These provisions are effective beginning in 2018, but without further legislation, will sunset after 2025.

Plan of distribution
We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements domestically or abroad, through underwriters, dealers or agents, or directly, or through any combination of those methods. The applicable prospectus supplement will describe the terms of the offering that it applies to, including the names of any underwriters, dealers or agents, the purchase price for our securities, and the proceeds we expect to receive. It will also include any delayed delivery arrangements, the initial public offering price, the proceeds we expect to receive from the offering and any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or re-allowed or paid to dealers, and a list of any securities exchanges on which the securities offered may be listed.
If we use underwriters in any sale, our securities will be purchased by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters with respect to a particular underwritten offering will be named in the applicable prospectus supplement relating to that offering. If an underwriting syndicate is used, the managing underwriter or underwriters will be disclosed on the cover of the applicable prospectus supplement. Generally, the obligations of the underwriters or agents to purchase the securities that we offer will be subject to conditions precedent, and the underwriters will have to purchase all of the offered securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In no event will the maximum commission or discount to be received by any Financial Industry Regulatory Authority member or independent broker-dealer exceed 8% for the sale of the securities registered hereunder.
If we use dealers to sell our securities, we will sell our securities to the dealers as principals. The dealers may then resell our securities to the public at varying prices that they determine at the time of resale. We will disclose the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
We may sell the securities through agents that we designate from time to time at fixed prices that may be changed, or at varying prices determined at the time of sale. We will name any agent involved in the offer or sale of our securities in the applicable prospectus supplement, and specify any commissions that we will pay them. Unless otherwise specified in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Underwriters or agents may be paid by us or by purchasers of our securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of our securities may all be deemed to be underwriters, and any discounts or commissions that they receive, as well as profit they receive on the resale of our securities, may be deemed to be underwriting discounts or commissions under the Securities Act.
A prospectus supplement may indicate that we will authorize agents, underwriters or dealers to solicit from specified types of institutions offers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts permitting payment and delivery on a specified future date. The prospectus supplement will describe conditions of any delayed delivery contracts, as well as the commission we will pay for solicitation of these contracts.

Some or all of the securities that we offer though this prospectus and accompanying prospectus supplements may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
In order to facilitate the offering of our securities, any underwriters or agents involved in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities, or other securities that affect payments on our securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position for their own account. In addition, to cover overallotments or to stabilize the price of our securities, or other securities that affect payments on our securities, the underwriters or agents may bid for and purchase the securities in the open market. In any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing our securities if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
Agents, dealers and underwriters may be entitled to be indemnified by us against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make.
Any underwriters, dealers or agents that we use, as well as their affiliates, may engage in transactions with us or perform services for us in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Experts
The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, as incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.
Legal matters
The validity of the securities offered hereby and certain U.S. federal income tax matters are being passed upon for us by Troutman Sanders LLP, Richmond, Virginia.